                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]    PRELIMINARY PROXY STATEMENT*         [ ]   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.
[X]    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

(1)      Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         Value of transaction: $3,198,048, based upon the amount of cash to be received by the registrant in the sale of substantially all of its assets.
         ----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         $3,198,048 (see line 3 above)
         ----------------------------------------------------------------------

(5)      Total fee paid:

         $943.42, per Exchange Act Rule 0-11(c)(2)
         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         ----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

(3)      Filing Party:

         ----------------------------------------------------------------------

(4)      Date Filed:

         ----------------------------------------------------------------------


--------
* Definitive copies of the attached Proxy Statement and Form of Proxy are intended to be released to security holders on January 15, 1998, subject to approval of such date by the Commission.

                    ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Original Italian Pasta Products Co., Inc.:

        PLEASE TAKE NOTICE, that a Special Meeting of Shareholders of Original Italian Pasta Products Co., Inc. will be held on February 5, 1998 at 10:00 a.m. at the offices of Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110, for the following purposes:

                1. To consider the sale of substantially all of the Company's assets pursuant to an Asset Purchase Agreement with ConAgra, Inc., dated January 9, 1998, and, as provided in the Asset Purchase Agreement, to amend the Articles of Organization of the Company to change the name of the Company to Pasta Shell, Inc.

                2. To consider adopting a plan to liquidate and dissolve the Company, subject to the approval of Proposal 1 above.

                3. To transact such other business as may properly come before the meeting.

        Accompanying this notice is a Proxy and Proxy Statement with respect to these matters.

        Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose. The Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on January 8, 1998, will be entitled to vote at the meeting.



                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Paul K. Stevens
                                            Chief Executive Officer

January       , 1998


              IT IS IMPORTANT THAT YOU SIGN THE ENCLOSED PROXY AND
                      RETURN IT TO THE COMPANY IMMEDIATELY

                    ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
                                32 AUBURN STREET
                          CHELSEA, MASSACHUSETTS 02150

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

               SPECIAL MEETING OF SHAREHOLDERS - FEBRUARY 5, 1998

                                     GENERAL

        A Special Meeting of the Shareholders ("Special Meeting") of Original Italian Pasta Products Co., Inc. (the "Company") is scheduled for February 5, 1998 at 10:00 a.m. at Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110, or any adjournment or postponement thereof for the purpose of: (1) considering the sale of substantially all of the Company's assets, pursuant to an Asset Purchase Agreement with ConAgra, Inc., dated January 9, 1998 (the "Purchase Agreement"), and amending the Articles of Organization to change the name of the Company to Pasta Shell, Inc. (the "Asset Sale" and "Amendment," respectively), and (2) if the Asset Sale and Amendment are approved, considering the adoption of a plan to liquidate and dissolve the Company (the "Liquidation").

        Only shareholders of record at the close of business on January 8, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date the Company had 1,899,885 shares of common stock, par value $.02 per share (the "Common Stock") issued and outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on each matter brought to a vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum has been reached. The Purchase Agreement requires that the Asset Sale and Amendment be approved by the affirmative vote of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Under Massachusetts law, the affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting is also required to approve the Asset Sale and Liquidation. An abstention cast as to either of these proposals will have the same effect as voting against that proposal. Broker non-votes will be considered votes against the Asset Sale and Amendment or the Liquidation. Paul Stevens, President and Chief Executive Officer of the Company and certain other stockholders (who in the aggregate beneficially own, as of the Record Date, approximately 50% of the outstanding Common Stock) have executed Stock Voting Agreements in which they have agreed to vote FOR the Asset Sale and Amendment. Mr. Stevens (who holds approximately 19.2% of the outstanding shares of Common Stock) has advised the Company that he intends to vote FOR the Liquidation.

        It is not anticipated that representatives of the Company's independent public accountants will be present at the Special Meeting.

        The enclosed Proxy is solicited by the Board of Directors of the Company. This solicitation is being made by mail, and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy.

        Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions, Proxies received by the Board of Directors will be voted in favor of all the proposals.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. This Proxy Statement and the accompanying form of Proxy are being mailed to shareholders on or about January
  , 1998.

      PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND AMEND
                     THE COMPANY'S ARTICLES OF ORGANIZATION

        RECOMMENDATION OF BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS THAT THE SHAREHOLDERS APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS TO CONAGRA, INC. PURSUANT TO THE ASSET PURCHASE AGREEMENT AS DESCRIBED HEREIN, AND THE AMENDMENT TO THE ARTICLES OF ORGANIZATION TO CHANGE THE NAME OF THE COMPANY.

        THE ASSET PURCHASE AGREEMENT. The Company has entered into an Asset Purchase Agreement dated January 9, 1998, with ConAgra, Inc., a Delaware corporation, a copy of which is attached to this Proxy Statement as Appendix A. (Such Asset Purchase Agreement is referred to hereafter as the "Purchase Agreement".) See "The Purchaser" for a description of the purchaser and its business activities. The purchaser is hereafter referred to as "ConAgra".

         SALE OF ASSETS AND CHANGE OF NAME. Pursuant to the Purchase Agreement, the Company has agreed to sell substantially all of its assets to ConAgra. Included within the assets sold are all of the Company's tangible and intangible personal property assets, excepting only certain records and the benefit of tax loss-carryforwards. In addition, the Company has entered into a covenant not to solicit any additional proposals for sale of the Company. The Company is also required by the Purchase Agreement to change its name to a name which bears no resemblance to its present name and does not use the name "Original Italian Pasta" alone or in conjunction with any other name or words.

         PURCHASE PRICE AND ASSUMPTION OF LIABILITIES. In exchange for the sale of assets and the covenant not to solicit other offers or proposals to purchase the Company, ConAgra has agreed to pay to the Company the sum of $3,198,048 subject to certain adjustments described below. In addition, ConAgra has agreed to assume, perform, pay and discharge all liabilities of the Company other than as described below. The liabilities assumed include all accounts payable and accrued expenses existing as of the date of the Asset Sale, all long-term debt and capital lease obligations of the Company as of the date of the Asset Sale and all of the Company's obligations and liabilities accruing after the closing date under certain contractual arrangements existing at the closing date. ConAgra has not agreed to assume liabilities for taxes, including specifically federal, state or local income taxes, withholding taxes, Social Security taxes, unemployment taxes, excise taxes, capital stock taxes, sales taxes, use taxes, gross receipt taxes or other federal, state or local taxes of any nature (including all penalties) and any taxes arising from the sale of the Company to ConAgra; any liabilities of the Company arising from any breach by the Company of any lease, contract or other agreement to which the Company is a party and any liabilities arising as a result of any Company failure to comply with federal, state or local laws or regulations including environmental laws or regulations. ConAgra also has not agreed to assume liabilities incurred by the Company in connection with the Purchase Agreement as well as those incurred in its preparation and distribution of this Proxy Statement and conduct of the Special Meeting of Shareholders contemplated by this Proxy Statement. Although there is no assurance that the liabilities which must be paid by the Company will not exceed this amount, the Company anticipates that the liabilities not being assumed by ConAgra (exclusive of contingencies) and not covered by the adjustments described below will aggregate approximately $524,000. These liabilities will be required to be satisfied from the assets of the Company prior to any distribution to shareholders. (See "Proposed Liquidation of the Company" - "Provision for Liabilities and Claims" and "Distributions to Shareholders.")

        ADJUSTMENTS TO PURCHASE PRICE. The purchase price will be adjusted downward by the amount, if any, that the total long-term debt (but not capital lease obligations) of the Company assumed by ConAgra exceed $774,000. ConAgra will pay $2,900,000 of the purchase price at the Closing, and will have a fifteen day period following Closing to pay the remainder of the purchase price with any required adjustment.

        CLOSING. The Purchase Agreement contemplates a closing on or prior to February 5, 1998 (the "Closing" or the "Closing Date"). The Purchase Agreement may be terminated by mutual written consent of the parties, by either party if the transaction is not consummated by April 1, 1998 or the Company's stockholders do not approve the transaction, or by ConAgra or the Company if there has been a material breach of any of the representations, warranties or covenants of the other party as set forth in the Purchase Agreement. In the event the Company terminates the Purchase Agreement due to a required meeting of its fiduciary obligations to stockholders in accepting an unsolicited alternative proposal, the Company shall pay ConAgra a $120,000 termination fee.

        The Purchase Agreement requires the Company to call a special meeting of its shareholders as soon as practicable for the purpose of seeking approval of the sale transaction and to amend the Company's Articles of Organization to change the name of the Company. The Company's President and Chief Executive Officer and certain other persons have entered into stock voting agreements pursuant to which they agree to vote with respect to the Asset Sale and Amendment at the special meeting of shareholders. These agreements do not relate to the vote as to any other matter, including the Liquidation. See "Required Vote of Shareholders."

        Concurrently with the closing, the Company is to change its name to Pasta Shell, Inc. and is required at Closing to transfer its right, title and interest in and to the name Original Italian Pasta Products Co., Inc. to ConAgra.

        REPRESENTATIONS, WARRANTIES AND CONTINGENCIES. The Company makes various representations and warranties with respect to its assets and activities. The representations and warranties survive the Closing of the transaction, the Company is required to indemnify ConAgra for any breaches of representations and warranties and with respect to any non-assumed liabilities and therefore the Company will have continuing liability to ConAgra following the Closing.

        The Purchase Agreement requires the Company to carry on its business in the normal course and restricts the Company from taking certain actions during the period from the signing of the Agreement until Closing. Except for the continuation of operating losses which continue to be experienced by the Company, there can be no event or occurrence between the signing of the Purchase Agreement and the Closing which has had or would reasonably be expected to have, a material adverse effect on the business of the Company.

        The Asset Sale is subject to shareholder approval.

         THE PURCHASER. ConAgra is a Delaware corporation with executive offices located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone (402) 595-4000. ConAgra is a publicly held corporation, whose common stock is listed on the New York Stock Exchange. ConAgra is a diversified international food company operating across the food chain in three industry segments: Food Inputs & Ingredients, Refrigerated Foods and Grocery & Diversified Products.

        BACKGROUND AND REASONS FOR THE ASSET SALE TRANSACTION AND LIQUIDATION. Over the last year, the Company has received indications that various business entities were interested in purchasing the Company or all of its assets. The Company's Board of Directors directed the management of the Company to investigate any bona fide proposals to purchase the Company. In concluding that it was in the shareholders' best interests to investigate offers to purchase the Company, the Board of Directors considered the following factors:

                1. The Company's need for substantial additional capital to effectively compete in an increasingly concentrated market. The Directors determined that the cyclical nature of the food supply business also indicated the need for substantial additional capital. The Directors did not feel that additional debt or other capital could be acquired because of substantial uncertainty and risk, and the recent history of the Company in sustaining significant operating losses which have resulted in liquidity problems.

                2. The recent and historical market prices of the common stock were substantially below the amount the Directors believed would be realized upon sale of the Company's assets.

                3. The financial condition and results of operations of the Company. These results were subject to negative cyclical and competitive effects as well as liquidity problems.

                4. The prospects of the Company, including projections presented by management as to future growth potential and operating potential. The Company's management and the Board analyzed the likelihood of achieving the various projections and the per share value using discounted cash flow analysis based on alternative sets of projections. They concluded that meeting projections was uncertain and that even if met, per share values probably would not adequately reflect the true value of the Company.

                5. The belief that the future prospects of the Company, particularly because of the volatility of the food industry, were uncertain and the substantial risk involved in continuing in this industry with the Company's limited capitalization.

        Pursuant to the direction of the Board of Directors, the Company's management pursued the possibility of selling the Company. The Company received indications of interest from several different companies. The Company's management then had discussions with these parties and received tentative proposals to negotiate further from certain reputable potential buyers including ConAgra. All of the proposals involved a combination of assumption of certain of the Company's liabilities and the payment of cash. The Board carefully considered all of the proposals and ultimately determined that it would be in the shareholders' best interests to pursue the proposal made by ConAgra. In reaching its decision to accept the proposal of ConAgra and to recommend to shareholders the approval of the Purchase Agreement, as well as the liquidation of the Company, the Board considered the following factors:

                1. The sale to ConAgra followed by the Company's liquidation will enable shareholders to receive in cash, an amount substantially in excess of the price at which the Company's common stock has traded during the three-month period prior to the Company's decision to take and accept an offer for the Company's assets. (See "Market Information on the Company's Common Stock" and "Estimated Amount Available for Distribution.")

                2. The Board recognizes that following consummation of the sale and the Company's liquidation, the Company's shareholders will no longer have the opportunity to continue their interest in an ongoing corporation with potential future growth. However, the Board believes that the present benefit of receiving this amount in cash pursuant to the Purchase Agreement and liquidation of the Company, outweighs the potential but unlikely future advantage of participating in a possible future growth of an ongoing corporation that might accrue from continued ownership of the Company's common stock.

                3. The fact that no firm offers to acquire the Company involving cash consideration exceeding that of ConAgra had been received by the Company.

                4. The structure of the proposal by ConAgra as a cash transaction was deemed favorable by the Board.

                5. The financial viability of ConAgra and the likelihood that the transaction would be consummated.

                6. The fact that the terms of the Purchase Agreement were the result of substantial arm's length negotiations.

        In view of the wide variety of factors considered in connection with its evaluation of the sale of the Company's assets, the Board found it impractical to and therefore did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching a decision to approve and recommend to the shareholders the sale of the Company's assets pursuant to the Purchase Agreement, and the liquidation of the Company.

        REQUIRED VOTE OF SHAREHOLDERS. The Purchase Agreement requires approval of the Asset Sale by the vote of the holders of at least two-thirds of the shares of the Company's common stock outstanding and entitled to vote thereon. In addition, pursuant to Massachusetts General Laws ("M.G.L."), Chapter 156B,
Section 75, a shareholder vote of two-thirds of the outstanding stock of a corporation entitled to vote is required for the sale, transfer or other disposition of all or substantially all of a Massachusetts corporation's property and assets, including its goodwill, not in the usual and regular course of its business.

                          INTERESTS OF CERTAIN PERSONS

         Concurrently with the consummation of the Asset Sale, ConAgra will enter into Employment Agreements with Paul Stevens, President and Chief Executive Officer of the Company, and Mary Connolly-Isberg, Director of Manufacturing of the Company. Under the terms of the Employment Agreement with Mr. Stevens, he will become an employee of ConAgra for a three (3) year period. He will have an annual salary of $150,000.00 plus an annual bonus of up to forty percent (40%) of his base salary based on the attainment of annual performance goals. Ms. Connolly-Isberg will become an employee of ConAgra, also for a three
(3) year term. She will have an annual salary of $95,000.00 with an annual bonus of up to thirty percent (30%) of her base salary based on the attainment of annual performance goals. Mr. Stevens and Ms. Connolly-Isberg will receive monthly car allowances of $500.00 and $300.00, respectively.

                        RIGHTS OF DISSENTING SHAREHOLDERS

        Shareholders of the Company may be entitled to exercise dissenters' rights pursuant to the provisions of Sections 76 and 86 to 98, inclusive, of Chapter 156B of the M.G.L. copies of which sections are included with this Proxy Statement as Appendix B. In accordance with these Sections, the Company's shareholders have the right to dissent from the sale of the Company's assets and to be paid the "fair value" of their common stock. In this context, the term "fair value" means the value of a shareholder's common stock immediately before the Closing Date of the sale.

        Where a sale of substantially all the corporation's property and assets is to be submitted for approval at a meeting of shareholders, under Section 87 of Chapter 156B of the M.G.L., the corporation must notify each of its shareholders of the right to dissent. This Proxy Statement constitutes this notice to the shareholders of the Company. The applicable statutory provisions of the M.G.L. are attached as Appendix B.

        The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under the M.G.L. and is qualified in its entirety by the full text of Sections 76 and 86 to 98, inclusive, and attached as Appendix B. Any shareholder who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under the M.G.L.

        A shareholder of the Company wishing to exercise the right to demand the fair value of his or her common stock must first file, before the vote of shareholders is taken at the Special Meeting, a written objection to the proposed action and state his or her intent to demand the fair value of his or her common stock if the action is taken. In addition, the dissenting shareholder must not vote in favor of the sale of substantially all the Company's assets pursuant to the Purchase Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR the sale of substantially all the Company's assets, a shareholder who votes by proxy and who wishes to exercise dissenter's rights must (i) vote AGAINST the resolution to sell, or
(ii) ABSTAIN from voting on this resolution. A vote against the resolution, in person or by proxy, will not in and of itself constitute a written notice of intent to demand the fair value of a shareholder's common stock satisfying the requirements of Section 87 of Chapter 156B of the M.G.L.

        A demand for appraisal must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on his or her stock certificate. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If the common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

        A record owner who holds shares as a nominee for others, such as a broker, may demand an appraisal of the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the written demand should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of common stock who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the applicable Special Meeting.

        Shareholders who elect to exercise appraisal rights should mail or deliver their written demand to Original Italian Pasta Products Co., Inc., c/o Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110,
ATTENTION: Walter D. Wekstein, Esquire. The written demand for appraisal should specify the shareholder's name and mailing address, the number of shares of stock owned, and that the shareholder is thereby demanding appraisal of his or her shares.

        After the Closing Date, the Company will cause to be mailed to each shareholder who has properly asserted dissenter's rights a notice that contains
(i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received;
(ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired his or her common shares or an interest in them and to demand payment; and (iii) another copy of Sections 86 to 98, inclusive, of Chapter 156B of the M.G.L. together with a brief description of these sections. To receive the fair value of his or her common stock a dissenting shareholder must demand payment and deposit his or her certificates to the address given in the notice within 30 days after the aforesaid notice is given.

        After the Company receives a valid demand for payment, it will cause within 30 days of receiving such demand, to be remitted to each dissenting shareholder who has properly asserted dissenter's rights the fair value of his or her shares of common stock, with interest at the judgment rate computed from the Closing Date. Payment will be accompanied by (i) the audited financial statements of the Company for its most recently completed fiscal year, together with the latest available interim financial statements; (ii) an estimate of the fair value of the common shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (iii) additional copies of Sections 86 to 98, inclusive, of Chapter 156B of the M.G.L.

        If the Company and the dissenting shareholder cannot reach agreement within the 30 days following the filing of such dissenting shareholder's demand with the Company as to the value of the stock, either the Company or the dissenting shareholder may, at any time within four months following the expiration of the 30-day period, demand a determination of the value of the stock of all such objecting shareholders by a bill in equity filed in the Superior Court in the county where the Company is located. After a hearing, the court shall enter a decree determining the fair value of the stock of those shareholders who have become entitled to the valuation of and payment of such value, together with interest, if any. For this purpose, the value of the shares shall be determined as of the day preceding the date of the Special Meeting when the vote was taken to approve the sale of the Company.

        Generally the costs and expenses associated with a court proceeding to determine the fair value of the Company's common stock will be determined by the court. The court may, in its discretion, include the costs of the reasonable compensation and expenses of any master appointed by the court to assist in the valuation process, but exclusive of attorneys' fees or of experts retained by any party pursuant to Section 95 of Chapter 156B of the M.G.L.

        Failure to follow the steps required by Sections 86 to 98, inclusive of Chapter 156B of the M.G.L. for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of his or her shares of the Company's common stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under the M.G.L. in the manner outlined above, could be more than, the same as or less than the value of the cash and assumption of liabilities they would be entitled to as a result of the sale if they did not seek appraisal of their shares.

              PROPOSED LIQUIDATION AND DISSOLUTION OF THE COMPANY

        GENERAL. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS THAT THE SHAREHOLDERS APPROVE ADOPTION OF THE PLAN FOR LIQUIDATION AND DISSOLUTION OF THE COMPANY IF THE ASSET SALE AND AMENDMENT ARE APPROVED. By Resolution dated January 5, 1998, the Directors approved a Plan of Liquidation AND Dissolution (a copy of which is attached to this Proxy Statement as Appendix
C). (The Plan of Liquidation and Dissolution is referred to hereafter as the "Plan".) The Plan is subject to the approval of the holders of two-thirds of the outstanding stock of the Company entitled to vote thereon, which is the second matter to be considered at the Special Meeting. The summary description of the Plan and its effects set forth hereafter is qualified in its entirety by reference to the Plan itself. The Plan provides basically that upon adoption by the shareholders, the Company will be liquidated and dissolved and its corporate existence terminated in accordance with Massachusetts law.

        SUMMARY OF THE PLAN. Assuming that the Asset Sale and Plan are approved by the shareholders at the Special Meeting, the Board of Directors will proceed in the following manner:

                1. The Board will arrange to complete the sale of the Company's assets to ConAgra pursuant to the Purchase Agreement, to file the amendment to the Company's Articles of Organization in order to change the Company's name to Pasta Shell, Inc. and to have the Company cease active business activity.

                2. The assets of the Company will be distributed to shareholders at such time as may be determined by the Board of Directors.

                3. Within 30 days of the shareholders' approval to dissolve the Company, the Company must file a notice that the dissolution has been duly authorized with the Commissioner of the Department of Revenue of the Commonwealth of Massachusetts.

                4. Articles of Dissolution will be filed with the Massachusetts Secretary of State, pursuant to the M.G.L. The filing of the Articles of Dissolution starts the running of various statutory time periods within which claims must be filed against the Company. Claims which are filed with the Company will be dealt with and provision will be made for payment of all duly approved claims and liabilities (to the extent of available funds realized upon the sale of the Company's assets). The Company will also pay all expenses of the liquidation and termination of the Company's existence from the proceeds of the sale of its assets net of the costs and expenses of the transaction contemplated hereby.

                5. To the extent deemed necessary by the Board of Directors, the Board will establish and set aside reasonable amounts to meet claims against the Company, including ascertained and contingent liabilities and expenses. (See "Provision for Liabilities and Claims" hereafter.)

                6. Section 102 of Chapter 156B of the M.G.L. provides that the Company will continue to exist as a body corporate for a period of three years from the date the Company's existence is terminated for the purpose of prosecuting and defending suits by or against it and of enabling it to gradually settle and close its affairs and to make distributions to its stockholders.

                7. After provision for creditors' claims is made, the various notice periods have expired, and all property has been distributed and if there then are no pending legal, administrative or arbitration proceedings or adequate provisions have been made to satisfy any judgment arising therefrom, any and all other necessary or appropriate actions will be taken to terminate the Company's existence.

        PROVISION FOR LIABILITIES AND CLAIMS. The Board of Directors believes that the only major claims which may be outstanding as of the date of the Asset Sale and Amendment which will not be assumed by ConAgra are for taxes and costs and expenses associated with the Asset Sale and Amendment and Liquidation, including costs associated with the distribution of this proxy statement, attorneys' fees, accountants' fees and investment bankers' fees.


        The Company is not able to determine the exact amount of these claims and liabilities. Until final resolution of these claims and contingent liabilities, it is likely that it will be necessary to make provisions to set aside amounts to assure satisfaction of all claims in an amount of $524,000. The amount available for distribution to shareholders within a short period of time will be reduced accordingly. Any amounts which are not used from any such set aside will be distributed to shareholders at a future date. However, there is no assurance that such additional amounts will be available. (See "Distributions to Shareholders").

        ESTIMATED AMOUNT AVAILABLE FOR DISTRIBUTION PER SHARE. The following estimate of the amount available for distribution to shareholders is based upon the Board of Directors' best estimates of the amounts available, the expenses to be incurred and provisions for outstanding contingent liabilities. Although the Directors have carefully reviewed all of this material, it must be emphasized that these amounts are estimates only and must be considered as preliminary. Accordingly, no assurance can be given that the estimated liquidation amount will be actually realized or that the amounts distributed to shareholders will not vary materially from the preliminary amounts which are set forth below.

        While it is not possible to determine the exact amount that may ultimately be realized upon disposition of the Company's assets if the Plan is adopted by the shareholders, the Directors believe that the amount available for distribution as a result of the liquidation, will aggregate approximately $1.27 per share as set forth below:

       Estimated Cash Proceeds Upon Sale to ConAgra.............  $3,198,048 (1)

       Less:

             Estimated Tax Liability............................  (  200,000)

             Estimated Transaction Fees and Expenses............  (  138,000)

             Estimated Investment Bank Fees.....................  (  179,000)

             Payments to Certain Option and Warrant Holders.....  (    7,000)(2)

       Subtotal.................................................  $2,674,048
                                                                  ----------

       Payments to "In-the-Money" Option Holders................  $ (247,826)(3)

       Net Proceeds Available to Outstanding Stockholders.......  $2,426,222
                                                                  ==========
       Projected Liquidation Amount per share...................  $     1.27 (4)
                                                                  ==========

        DISTRIBUTIONS TO SHAREHOLDERS. The Plan provides that the assets of the Company will be distributed to shareholders at such time as may be determined by the Board of Directors. The character, amount and timing of these distributions will depend upon claims filed against the Company during the claim periods established by law and under the Plan, as well as any amounts deemed necessary or appropriate to provide for the satisfaction of Company liabilities, either fixed or contingent, as well as the expenses of liquidating the Company. The Company presently anticipates making provisions for liabilities and claims in an amount of $524,000 and reducing initial distributions to shareholders accordingly. (See "Provision for Liabilities and Claims.")

        The expenses of administering the Company, winding up the Company's affairs, preparing all reports required by federal and state law in connection with the Company's continued existence, the negotiation and completion of payment of any claims against the Company, as well as all expenses and liabilities which continue to arise or be incurred during the course of the liquidation process will reduce the amount of assets available for distribution to shareholders.

--------

(1) Subject to Adjustments. See "Proposal to Sell Substantially All of the Company's Assets and Amend the Company's Articles of Organization."

(2) Fourteen holders of certain outstanding stock warrants and options which are "out-of-the-money" will be paid $500 each in cancellation of such warrants and options.

(3) Holders of outstanding options to purchase Common Stock at a purchase price (the "Option Price") less than the amount payable to holders of Common Stock upon the Liquidation (the "Liquidation Price") will be paid the difference between the Option Price and the Liquidation Price, minus estimated expenses of approximately $0.23 per share.

(4)  Based on 1,899,885 shares of Common Stock issued and outstanding.

        Upon the final distribution under the Plan, shareholders will be required to surrender their common stock certificates if they have not been previously required to do so to the Company or its agents for cancellation. If the distributions are to be made out of a liquidating trust, then the shareholders will have to surrender their common stock certificates as a condition to entitlement to receive distributions from the trust.

        NO DISSENTER'S APPRAISAL RIGHTS UNDER MASSACHUSETTS LAW. There are no appraisal or dissenter's rights available to shareholders upon liquidation of the Company (however, see "Rights of Dissenting Shareholders" for an explanation of appraisal rights in connection with the Asset Sale).

        REQUIRED VOTE OF SHAREHOLDERS. Massachusetts law requires that the Plan be approved by vote of the holders of two-thirds of the Company's shares outstanding and entitled to vote thereon. Although certain stockholders have agreed to vote as to approval of the Asset Sale and Amendment pursuant to the Purchase Agreement, these agreements do not extend to voting as to the Liquidation. The Company has made no provision or plan as to what it would do if the holders of two-thirds of its outstanding common stock entitled to vote thereon do not vote in favor of the Plan.

        DIRECTORS, OFFICERS AND INDEMNIFICATION. It is anticipated that both of the Company's directors will remain directors of the Company until the Articles of Dissolution become effective and the Company's assets have all been distributed.

        The Plan provides for indemnification to the directors, officers, employees or agents of the Company against all liabilities and expenses in connection with the liquidation or any other affairs of the Company. In the event the Company's assets are insufficient to satisfy these liabilities and expenses, the shareholders will indemnify the persons entitled to indemnification, but only to the extent that any distributions received by the shareholders exceed the amount which properly should have been distributed to them.

                         FEDERAL INCOME TAX CONSEQUENCES

        IN GENERAL. The following summary of the anticipated federal income tax consequences to the Company and to its shareholders of the proposed sale of assets and liquidation is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

        No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters herein discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

        FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY. The sale of substantially all of the assets of the Company pursuant to the Purchase Agreement will be a taxable sale by the Company upon which gain or loss may be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the sale of substantially all of its assets will include the amount of cash received, the fair market value of any other property received and the amount of liabilities of the Company assumed by ConAgra. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation.

        The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The gains and losses may offset, except that capital losses may be used to offset only capital gains. The Company may recognize a net gain as a result of the sale of all its assets. The Company believes it will recognize an approximate net gain of $3.7 million as a result of the sale of its assets. The Company believes it will incur an aggregate of approximately $200,000 in state and federal income tax liability as a result of the sale of its assets.

        Liabilities of the Company not assumed by ConAgra may be discharged upon the liquidation at an amount less than the face amount of such liabilities. The discharge of liabilities by the Company at less than face amount will result in a realization of income to the Company to the extent of the excess of the face amount of the liabilities over the amount paid in satisfaction of them.

        FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS UPON LIQUIDATION. Generally, upon the complete liquidation of a corporation, the shareholders recognize gain or loss as measured by the difference between their amount realized and their basis in the liquidating corporation's stock.

        The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transactions to them. Persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S.

citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

        For the Company shareholders who hold common stock as a capital asset, their gain or loss recognized on the liquidation will be treated as a capital gain or loss. In the case of a corporate shareholder, capital losses are allowed only to the extent of capital gains. In the case of a noncorporate shareholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or (ii) the excess of such losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to the limitations in the Code. In the case of a noncorporate taxpayer, excess capital losses may be carried forward indefinitely, and used each year subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), subject to other limitations as provided in the Code.

                             SELECTED FINANCIAL DATA
               (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

        The following selected financial data as of and for each of the years in the five-year period ended June 30, 1997 are derived from the Company's historical Financial Statements which have been audited by Price Waterhouse L.L.P., independent public accountants. The following selected financial data for the three months ended September 30, 1996 and September 30, 1997 are derived from the Company's unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The interim results are not necessarily indicative of results for the full year. The following selected financial data should be read in conjunction with the Financial Statements of the Company and Notes thereto, and Report of Independent Public Accountants thereon for the most recent three years, and the Unaudited Financial Statements and Notes thereto for the interim periods included elsewhere in this Proxy Statement.

                              (In thousands, except share and per share amounts)

                              Fiscal Year Ending June 30                         Three Months Ending
                                                                          September 30       September 30
                     1997        1996       1995          1994                1997               1996
---------------------------------------------------------------------     -------------------------------

Net Sales           $9,889      $15,306    $13,988        $16,436              $1,979             $2779

Net Income
 or (Loss)            (897)         555       (798)           919                (643)             (202)

Net Income
(Loss) Per
Share -              (0.47)        0.28      (0.42)          0.46               (0.34)            (0.11)

Weighted Average
Shares
Outstanding      1,889,000    2,137,000  1,899,000      2,159,000           1,900,000          1,900,00


Working Capital     (1,577)        (745)    (1,196)           (65)             (2,081)             (915)

Total Assets         2,490        3,180      3,020          4,057               2,185             2,992

Long Term
Obligations
Net of Current
Portion                 36          183        117          1,675                  30               142

Shareholders'
Equity (Deficit)      (312)         585         30             35                (955)              383

Book Value
Per Weighted
Average Shares
Outstanding          (0.16)        0.27       0.02           0.02                (.50)              .20


                              Fiscal Year Ending June 30                         Three Months Ending
                                                                            September 30      September 30
                      1997        1996         1995         1994                1997              1996
------------------------------------------------------------------------    -------------------------------

(Decrease)
Increase
in Net
Sales                 (35%)          9%       (15%)           42%                (29%)             (10%)

Gross
Profit
as a
Percentage
of Net
Sales                  30%          37%        35%            39%                 11%               31%

Selling,
General &
Administrative
Expense as a
Percentage
of Net Sales           39%          33%        40%            32%                 43%               38%

Income (Loss)
from Operations
as a Percentage
of Net Sales          (10%)          4%        (5%)            7%                (32%)              (7%)

Interest
Expense as a
Percentage of
Net Sales               1%           0%         1%             1%                  1%                0%


                                    BUSINESS

CURRENT DEVELOPMENTS. Original Italian Pasta Products Co., Inc. was incorporated and has been selling fresh pasta and sauce products since 1985. During fiscal 1997, the Company experienced a decrease in sales due to the loss of sales to Warehouse Club customers. The Company experienced a net loss during fiscal 1997 and fiscal 1995, although it was profitable in fiscal 1996. The financial statements included in this proxy statement provide information regarding the performance of the Company.

GENERAL. The Company manufactures, markets and distributes high quality Italian food products consisting of premium fresh pasta products and fresh tomato-based (including marinara and mushroom), pesto and alfredo sauces, and continues to evaluate the feasibility of manufacturing, marketing and distributing other pasta sauces, pasta entrees and side dishes.

The Company uses recipes developed over the past thirty years by Geneveive Trio and members of her family and, in the case of its tortellini pasta and alfredo sauce, recipes and processes developed by Edward Tolini, a former chef at several noted Boston area restaurants and a culinary arts instructor. Rosario Del Nero developed the Company's tortelloni and ravioli products.

Sales of the Company's products are made through brokers and distributors, as well as direct to certain accounts. The Company has a network of 12 food brokers who present the products to retail supermarket chains. Sales of products are also made through 15 distributors, which provide warehousing and delivery, to a variety of supermarket chains, independent supermarkets, and wholesale clubs along the east and west coasts and in the north central, southeastern and southwestern states. Some products are sold at the Trio family retail location in Boston and some products are sold under private label for retailers. The Company strives to increase its distribution based upon product quality and unique, attractive packaging concepts which present the products in fashionable, appealing formats.

The Company leases a 46,478 square foot manufacturing, distribution and administrative facility in Chelsea, Massachusetts.

LICENSE AGREEMENT. In July 1985, the Company entered into an agreement with Anthony and Genevieve Trio (the "TRIO'S") which, as amended, gives the Company the exclusive, perpetual and irrevocable right and license to use at wholesale the recipes, trade secrets, information, processes and methods (the "Recipes") used in producing a variety of pastas and sauces and prepared pasta entrees.

In addition, the Company received the exclusive right and license to market and sell products which are based on the Recipes at wholesale and to use the name "TRIO'S" in connection with the promotion, advertising and sale of products at wholesale. In exchange for the licenses and rights, the Trios receive royalties equal to a percentage of the net sales of the products by the Company. The royalty rate, originally 5% in the first year of the agreement, is 2% through the year 2005. A reduced royalty rate (1% in fiscal year 1997) applies to products sold under the "TRIO'S" name, but made with recipes not provided by the Trios. The Trios are subject to a non-competition provision except with respect to the operation of retail stores, which the Trios may expand, license or franchise. The Company is not aware of any such licensed or franchised stores. The Company and the Company's President are subject to a non-competition provision which limits the Company's right to sell products at retail except through a factory retail outlet at the Company's facility in Chelsea, Massachusetts, and which restricts their ability to sell the products on a wholesale basis in the area surrounding the Trio's original retail store in Boston, Massachusetts. The Trios have also agreed to hold all Recipes in confidence, to keep them secret and not to use them, except to produce products for sale in their retail store currently located in Boston, Massachusetts, and in other retail stores which they may open in the future. The Trio's have further agreed not to disclose the Recipes to others, except to their employees or to licensees and franchisees of the Trios which have retail operations, so long as such employees, licensees and franchisees have executed and delivered confidentiality agreements for the benefit of the Trios and the Company. The agreement also requires that Genevieve, Anthony and Louis Trio provide such consultation and assistance to the Company as the Company may reasonably require to produce, market and sell the products, subject to the Trios' reasonable availability, in exchange for which the Trios received a fee of $100,000 paid on August 24, 1987.

PRODUCTS AND PRODUCT DEVELOPMENT. The Company currently manufacturers thirty-nine pastas and pasta sauces at its Chelsea, Massachusetts facility. The pasta products that the Company currently produces include various flavors of cappellini (angel's hair), linguine, fettuccine, tortellini, tortelloni and ravioli. The Company continues to evaluate the feasibility of manufacturing, marketing and distributing other sauces, entrees and side dishes.

All of the Company's products require refrigeration and, therefore, are transported in refrigerated containers. In addition, all products are displayed for the consumer in refrigerated cases.

DISTRIBUTION OPERATIONS. The Company has retained 12 food brokers, who specialize in presenting the products for retail supermarket distribution along the east and west coasts and in the north central, southeast and southwestern states. The Company also distributes its products through non-exclusive distribution arrangements with 15 distributors who provide warehousing and delivery to its customers. The Company also sells its products on a direct basis to certain supermarket customers and to wholesale clubs.

MARKETING. The Company's products are sold principally through brokers and distributors to supermarket chains, and to independent supermarkets, delicatessens and clubs located along the east and west coasts and in the north central, midwestern, southeastern and southwestern states. The Company seeks to increase the distribution of existing and newly introduced products in current markets as well as to expand distribution into new geographic areas.

MANUFACTURING PROCESS. The Company's manufacturing facility is comprised of leased space in Chelsea, Massachusetts.

RAW MATERIALS AND SUPPLIES. The Company uses high quality flour, eggs, tomatoes, garlic, cheeses and a blend of soybean and imported olive oils and various spices in the manufacture of its products.

There are ample supplies of all critical raw materials, and the Company expects no raw material shortages in the foreseeable future. Seasonal factors do not affect the availability of raw materials, but have periodically resulted in some price increases, which have not had a material adverse impact on the Company's gross margins. Should increases become substantial, the Company would consider increasing its prices to its wholesale customers.

PATENTS AND TRADEMARKS. The recipes and manufacturing processes used by the Company (whether or not licensed from the Trios) are not subject to patent protection. Although the recipes and manufacturing processes are treated as proprietary trade information and are being maintained as confidential, no assurance can be given that confidentiality can or will be maintained or that others cannot develop similar or superior formulas or products or duplicate the Company's manufacturing processes.

SEASONAL ASPECTS OF BUSINESS. The Company's business is not of a seasonal nature.

WORKING CAPITAL. The Company's inventory turnover is rapid. The Company rarely offers extended payment terms to customers. Extended payment terms are not typical in the industry. Current year net losses as well as those incurred in previous years are impairing the Company's ability to continue its operation because those losses have been funded, in part, by debt, which must be repaid out of current cash flows.

DEPENDENCE ON A SINGLE OR FEW CUSTOMERS. The Company sells its products through distributors and food brokers and direct to customers.

The Company's customer base includes supermarket chains, independent supermarkets and wholesale clubs in the United States. For the year ended June 30, 1997, two customers represented 51% of net sales. For the year ended June 30, 1996, two customers represented 61% of net sales. For the year ended June 30, 1995, one customer represented 45% of net sales.

The Company does not have written contracts with its distributors, and such contracts customarily are not obtained in the trade. The Company does have written agreements with its food brokers which specify, among other things, the rate of commission, the territory covered and the term of the agreement.

BACKLOG. The Company ships all of its orders within five working days of receipt. The perishable food industry does not operate off a back load system. No backlog exists for orders placed on or prior to June 30, 1997.

COMPETITION. The Company faces intense competition in all areas of its business. The Company's products compete with established brand name dried pasta products which are substantially less expensive including Prince (TM), Ronzoni (TM), Mueller's (TM) and Goodman's (TM). These competitors have much greater resources than the Company, including greater advertising budgets and easier access to supermarket shelf space.

In the fresh pasta products category, the Company competes with Contadina's Pasta & Cheese (Long Island City, New York), from Nestle, as well as DiGiorno
(TM) from Kraft Corporation. The fresh and dried pasta companies which are competitors also have their own lines of pasta sauces which compete with the Company's sauces. The Company believes that the high quality of its products and their attractive packaging allow the Company to remain competitive.

EMPLOYEES. As of September 18, 1997 the Company employed 71 full-time employees including four in sales, two in administration, three in distribution and sixty-two in manufacturing.

ENVIRONMENTAL AFFAIRS. Compliance with Federal, State and local provisions regulating the discharge of materials into the environment have no material effect on capital expenditures or the operations of the Company.

FOREIGN OPERATIONS.  The Company has no foreign operations.

                                    PROPERTY

The Company's manufacturing, distribution and administrative facility consists of 46,478 square feet of leased space in Chelsea, Massachusetts with approximately 19,168 square feet devoted to manufacturing, 22,410 square feet to warehousing, cold storage and distribution, and 4,900 square feet to offices. These facilities are occupied under a ten-year lease which expired in March 1996. This lease has been extended for ten years. The current annual rent under the lease is $193,000.

The lease also provides that the Company must pay a pro-rata share of the insurance, property taxes and other operating costs of the premises in which the Company's facilities are located; the Company's share of these costs is approximately $ 66,000 per year for the year ended June 30, 1997.

The Company believes its premises are adequate for its current needs.

The Company owns substantially all of the equipment at its manufacturing facility. Substantially, all of the Company's equipment serves as part of the collateral for the Company's financing agreements.

                                LEGAL PROCEEDINGS

The Company publishes this Section for the purpose of fulfilling its legal duty to notify Shareholders and the Securities and Exchange Commission ("SEC") of legal proceedings in which it currently is involved.

THE TRIO'S 1991 LAWSUIT AGAINST THE COMPANY

ANTHONY TRIO AND GENEVIEVE TRIO, d/b/a TRIO'S V. ORIGINAL ITALIAN PASTA PRODUCTS CO., INC. AND PAUL K. STEVENS. Suffolk Superior Court (Boston, Massachusetts), C.A. No. 91-2680A.

On June 6, 1997, the Massachusetts Appeals Court issued a decision affirming the trial court's judgment rejecting the Trios' claim that they could terminate the License Agreement dated July 12, 1985, finding that the Trios were not entitled to terminate the Agreement or revoke the licenses solely on account of the Company's failure to pay all royalties owed; that the Company was entitled to deduct promotional expenses and freight before computing "Net Sales" for purposes of computing the royalty; and, that the Company had the right to distribute at private label derivative products that were either flour-based or sauces and other products that were not flour-based and found that all products presently sold by the Company fell into one of the two categories. The Trios petitioned the Supreme Judicial Court for further appellate review of only that part of the Appeals Court's decision that held that the Trios could not terminate the License Agreement and revoke the licenses. The Trios' petition was denied on July 31, 1997, formally ending the case.

TRIOS FILE LIBEL LAWSUIT AGAINST THE COMPANY IN 1994

GENEVIEVE TRIO AND ANTHONY TRIO V. ORIGINAL ITALIAN PASTA PRODUCTS CO., INC. AND PAUL K. STEVENS. Middlesex Superior Court (Cambridge, Massachusetts), C.A. No. 94-6910.

On December 5, 1994 the Trios filed their third lawsuit against the Company and Paul K. Stevens. The complaint alleges that the Company and Mr. Stevens libeled the Trios by sending shareholders a document, typed on official stationary, which states that the Trios sought to extort money from the Company. The Trios claim that the documents accuse them of having committed a crime and constitute libel per se. The Trios seek an as yet unspecified amount of monetary damages, as well as interest, costs and reasonable attorneys fees for slander, libel, injurious falsehoods, malicious interference with a contractual right and fraud.

The primary allegation is the language which appears in the "Legal Proceedings" section of the Forms 10-KSB attached to the Company's 1992 and 1994 Annual Reports constitutes libel. Each of those Forms describes the allegations in, and the status at year's end of, the Trios' 1991 lawsuit against the Company. The Form 10-KSB language, which the Trios allege is defamatory, is found in a paragraph describing the Company's counterclaims in the 1991 lawsuit. The contested language is taken directly from statements contained in the legal pleadings which the Company filed with the Court in the 1991 lawsuit. The Company has asserted, among other defenses, that the statement at issue was one of opinion and not a statement that the Trios had committed a criminal act, was made in an official document issued in compliance with the law (the SEC requires the Company to report and describe the previous litigation in its Form 10-KSB) and was privileged because it related to and was contained within legal pleadings filed with the Court.

On September 27, 1996, after the Company moved for summary judgment, the Court entered judgment in the Company's favor, dismissing all counts of the Trios' complaint. That ruling is presently on appeal by the Trios.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 1997 AS COMPARED TO THE YEAR ENDED JUNE 30, 1996

Net Sales for the year ended June 30, 1996 were $9,889,000 versus $15,306,000 for the same period last year. Management believes that this decrease of 35% is attributable to lower sales to Warehouse Club stores due to the loss of a significant warehouse club customer.

Gross margin for the year ended June 30, 1997 was 30% of net sales as compared to 37% for the year ended June 30, 1996. The Company attributes this decrease in gross profit margin to its decreased sales volume thus it is utilizing its production facilities less efficiently.

Selling, general and administrative expenses decreased to $3,906,000 from $5,033,000 for the year ended June 30, 1996, and increased as a percentage of net sales to 39% from 33% in fiscal year 1996. The percentage increased due to lower revenues even though the actual dollar amount decreased mainly due to decreased promotional, advertising and other discretionary costs.

Loss from operations for the year ended June 30, 1997 was $948,000 or 10% of net sales compared to income from operations of $681,000 or 4%, for the year ended June 30, 1996.

Interest expense was $58,000 or 1% of net sales, for the year ended June 30, 1997 versus $72,000 or 0% for the same period last year. This dollar decrease resulted from repayment of part of the Company's debt.

Net loss per common share was at $0.47 for the year ended June 30, 1997 versus net income of $0.28 per common share for the year ended June 30, 1996.

YEAR ENDED JUNE 30, 1996 AS COMPARED TO THE YEAR ENDED JUNE 30, 1995

Net Sales for the year ended June 30, 1996 were $15,306,000 versus $13,988,000 for the same period last year. Management believes that this increase of 9% is attributable to greater sales in the Company's products to a new customer, Sam's Club (A Warehouse Club Retailer) and partially offset by the loss of certain Price Costco stores.

Gross profit for the year ended June 30, 1996 was 37% of net sales as compared to 35% for the year ended June 30, 1995. The Company attributes this increase in gross profit margin to its increased sales volume thus utilizing its production facilities more efficiently.

Selling, general and administrative expenses decreased to $5,033,000 from $5,589,000 for the year ended June 30, 1995, and declined as a percentage of net sales to 33% from 40% in fiscal year 1995. This decrease was mainly due to the absence of legal costs relating to the Trios' lawsuit, as well as decreased promotional, advertising and other discretionary costs.

Income from operations for the year ended June 30, 1996 was $681,000 or 4% of net sales compared to loss from operations of $639,000 or 5%, for the year ended June 30, 1995.

Interest expense was $72,000 or 0% of net sales, for the year ended June 30, 1996 versus $148,000 or 1% for the same period last year. This decrease resulted from repayment of part of the Company's debt partially offset by increased interest rates.

Net income per common share was at $0.28 for the year ended June 30,1996 versus ($0.42) per common share for the year ended June 30, 1995.

FOR THE QUARTER ENDED SEPTEMBER 30, 1997 COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 1996

Net sales for the quarter ended September 30, 1997 were $1,979,000 versus $2,779,000 for the same period last year. This decrease of 29% is mainly attributable to decreased sales to warehouse club customers.

Gross profit for the quarter ended September 30,1997 came in at 11% of net sales or $224,000. Last years gross profit was at 31% of net sales or $854,000. Gross profit is down as the result of lower sales volume.

Selling, General and Administrative expenses decreased to $850,000 or 43% of net sales from $1,062,000 or 38% for the quarter ended September 30, 1996. This decrease is due to lower promotional expenses as well as fixed sales and administrative costs.

Loss from operations for the quarter ended September 30, 1997 was $626,000 or 32% of net sales as compared to a loss from operations of $208,000 or 7% of net sales for the same quarter ended last year.

Interest expense was $16,000 or 1% of net sales for the quarter ended September 30, 1997 versus $9,000 or 0% for the same period last year.

Net loss per common share, primary was $0.34 for the three months ended September 30, 1997 compared to a net loss per common share of $0.11, primary for the same period last year.

LIQUIDITY AND CAPITAL RESOURCES

On October 31, 1997 Danvers Savings Bank agreed to loan the Company an additional $150,000. This loan bears an interest rate of 2.5% over prime and must be repaid in total by January 29, 1998. The loan is secured by an interest in substantially all the Company's assets.

As described above, although the Company has violated certain requirements of its debt agreements primarily due to not making timely payments. Its lenders have not declared the Company in default and have allowed the Company to remain in violation of these agreements.

The Company continues to work toward reducing discretionary operating expenses, such as expenses relating to advertising, product demonstrations and promotions. The current operating plans indicate that the Company will experience increased losses. The sum of cumulative net losses are impairing the Company's ability to continue its operation because those losses were funded., in part, by debt which must be repaid out of current cash flows. The Company will attempt to provide working capital through operations and other alternatives noted above. The Company can provide no assurances that these efforts will be successful in raising the capital necessary to continue to meet its working capital requirements.

Intense competition and the resulting loss of certain customers have affected the Company's profit and loss as well as cash flow. The Company is finding it difficult to generate sufficient working capital to continue operations.

At September 30, 1997, the Company's liabilities exceed current assets by $2,081,000.

The Company has a line of credit available from its primary bank lenders (the "Bank"). As of March 31, 1997, the Company had drawn down the remaining $125,000 available at June 30, 1996. In addition, the Bank has agreed to loan the Company an additional $75,000. Of this amount, the Company has drawn down $50,000. This loan will be for a period of twenty four months with a monthly principal payment of $3,125. Payments commenced in February 1997. The Company must repay the $250,000 currently drawn on the line of credit by making principal payments of $7,083 per month with all such principal to be repaid on or before December of 1999. The Company is in technical default on this loan.

In April 1997, the Company entered into an agreement with MBDC, a Massachusetts development agency, to provide up to $400,000 to the Company for the purchase of equipment and machinery, leasehold improvements, trade payables and working capital. The Company has expended $377,133 as of September 30, 1997. This loan is payable in equal monthly installments of principal. Interest is payable at prime plus 2 3/4% adjusted monthly. Due to cross-default provisions in the loan agreement, the Company is in technical default on this loan.


                MARKET INFORMATION ON THE COMPANY'S COMMON STOCK

        The Company's common stock is traded in the over-the-counter market and is quoted on the OTC bulletin board of the National Association of Securities Dealers, Inc. under the symbol ORIG. The following table reflects the high and low bid quotations for the periods indicated.

                              FISCAL 1996         FISCAL 1997       FISCAL 1998
                             -------------       -------------      -----------
QUARTER                      HIGH      LOW       HIGH      LOW      HIGH    LOW
-------                      ----      ---       ----      ---      ----    ---

First....................   1 1/2       1/4     1 3/8   1 1/16      17/32   3/8
Second...................    7/16       1/8     1 1/2      3/8      -       -
Third....................   1 1/8       1/4       1/2      1/4      -       -
Fourth...................   1 1/2     11/16       3/8      1/4      -       -


                         OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth with respect to the Common Stock as of December 31, 1997 (i) shares beneficially owned by the only persons known to be beneficial owners of more than five percent (5%) of the Common Stock, (ii) shares beneficially owned by all directors, (iii) shares beneficially owned by the executive officers defined in Item 402(a)(3) of Regulation S-K, and (iv) shares beneficially owned by all directors and executive officers as a group.

                                                     AMOUNT OF
                                                   COMMON STOCK             PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED          OF CLASS(1)
    ------------------------------------        ------------------          --------

Katy Industries, Inc.
6300 South Syracuse Way
Suite 300
Englewood, CO  80111                                 453,585                   24%

Paul K. Stevens
Chairman of the Board
CEO and President
1088 Main Street
Hingham, MA  02043                                   525,700 (2)               25%

Steven S. Zenlea, Director
3 Sawmill Pond Road
Sharon, MA  02067                                     60,000 (3)                3%

All Executive Officers and Directors
as a group (2 persons)                               585,700 (2,3)             28%

---------------------------------------------------------------------------------


*  Less than one percent.

       (1) Includes 1,899,885 shares issued and outstanding plus shares subject to currently exercisable options and/or warrants held by the person or group.
       (2) Includes 170,000 shares subject to currently exercisable options and 80,000 shares held by Mr. Stevens' wife, for which Mr. Stevens holds voting power.
       (3)  Represents shares subject to currently exercisable options.

                                    AUDITORS

        Price Waterhouse L.L.P. served as independent auditors of the Company during the fiscal year ended June 30, 1997, and are currently serving as the Company's independent auditors.

                                 OTHER MATTERS

        The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

        Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Paul K. Stevens
                                            Chief Executive Officer

Dated: January __, 1998

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Accountants...........................................F-2

Balance Sheet as of June 30, 1997 and 1996..................................F-3

Statement of Operations - Years ended June 30, 1997,
1996 and 1995...............................................................F-4

Statement of Shareholders' Equity - Years ended
June 30, 1997, 1996 and 1995................................................F-5

Statement of Cash Flows - Years ended
June 30, 1997, 1996 and 1995................................................F-6

Notes to Financial Statements...............................................F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


September 4, 1997

To the Board of Directors and Shareholders of Original Italian Pasta Products Co., Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Original Italian Pasta Products Co., Inc. at June 30, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred cumulative losses and as a result has a shareholders' deficit and a working capital deficiency as of June 30, 1997, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                       Price Waterhouse L.L.P.

ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
BALANCE SHEET

-------------------------------------------------------------------------------------------------

                                                                                 JUNE 30,
                                                                            1997         1996
                                                                        -----------   -----------
ASSETS
Current assets
    Cash and cash equivalents                                           $    70,000   $   195,000
    Accounts receivable, net of allowance for doubtful accounts             483,000       665,000
     and returns of $144,000 and $167,000 at June 30, 1997
     and 1996, respectively
    Inventories                                                             603,000       745,000
    Prepaid expenses and other current assets                                33,000        62,000
                                                                        -----------   -----------

       Total current assets                                               1,189,000     1,667,000

Property and equipment, net                                               1,254,000     1,382,000
Deposits                                                                     47,000       131,000
                                                                        -----------   -----------

       Total assets                                                     $ 2,490,000   $ 3,180,000
                                                                        ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
    Current portion of long-term debt                                   $   570,000   $   238,000
    Current portion of capital lease obligations                             29,000        46,000
    Accounts payable                                                      1,296,000     1,056,000
    Accrued expenses                                                        871,000     1,072,000
                                                                        -----------   -----------

       Total current liabilities                                          2,766,000     2,412,000

Long-term debt                                                                    -       112,000
Capital lease obligations                                                    36,000        71,000
                                                                        -----------   -----------

       Total liabilities                                                  2,802,000     2,595,000

Commitments and contingent liability (Notes 8 and 9)

Shareholders' equity (deficit)
    Preferred stock $.01 par value, authorized -                                  -             -
     1,000,000 shares, issued and outstanding - none
    Common stock $.02 par value, authorized -                                38,000        38,000
     6,000,000 shares, issued and outstanding - 1,899,000
     shares at June 30, 1997 and 1996
    Additional paid-in capital                                            3,912,000     3,912,000
    Accumulated deficit                                                  (4,262,000)   (3,365,000)
                                                                        ------------  ------------

       Total shareholders' equity (deficit)                                (312,000)      585,000
                                                                        ------------  -----------

       Total liabilities and shareholders' equity (deficit)             $ 2,490,000   $ 3,180,000
                                                                        ===========   ===========





   The accompanying notes are an integral part of these financial statements.
                                       F-3

ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
STATEMENT OF OPERATIONS

-------------------------------------------------------------------------------------------------------

                                                                          YEAR ENDED JUNE 30,
                                                                   1997         1996           1995


Net sales                                                       $9,889,000   $15,306,000    $13,988,000
Cost of goods sold                                               6,931,000     9,592,000      9,038,000
                                                                ----------   -----------    -----------

                                                                 2,958,000     5,714,000      4,950,000

Selling, general, and administrative expenses                    3,906,000     5,033,000      5,589,000
                                                                ----------   -----------    -----------

     Income (loss) from operations                                (948,000)      681,000       (639,000)

Other income (expense):
    Interest income                                                  2,000         2,000          1,000
    Interest expense                                               (58,000)      (72,000)      (148,000)
    Other income                                                   112,000         1,000
                                                                ----------   -----------    -----------

     Income (loss) before income taxes                            (892,000)      612,000       (786,000)

Provision for income taxes                                           5,000        57,000         12,000
                                                                ----------   -----------    -----------

     Net income (loss)                                          $ (897,000)  $   555,000    $  (798,000)
                                                                ==========   ===========    ===========

Income (loss) per common share                                  $     (.47)  $       .28    $      (.42)
                                                                ==========   ===========    ===========

Weighted average common shares                                  $1,899,000   $ 2,137,000    $ 1,899,000
                                                                ==========   ===========    ===========
and equivalents outstanding





   The accompanying notes are an integral part of these financial statements.
                                       F-4

ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

------------------------------------------------------------------------------------------------------
                                                               ADDITIONAL
                                        COMMON       COMMON     PAID-IN      ACCUMULATED      TOTAL
                                        SHARES       STOCK      CAPITAL        DEFICIT


Balance, June 30, 1994                 1,446,000    $29,000    $3,128,000    $(3,122,000)    $  35,000

Exercise of warrants                     453,000      9,000       784,000                      793,000

Net loss                                                                        (798,000)     (798,000)
                                       ---------    -------    ----------    -----------     ---------

Balance, June 30, 1995                 1,899,000     38,000     3,912,000     (3,920,000)       30,000

Net income                                                                       555,000       555,000
                                       ---------    -------    ----------    -----------     ---------

Balance, June 30, 1996                 1,899,000     38,000     3,912,000     (3,365,000)      585,000

Net loss                                                                        (897,000)     (897,000)
                                       ---------    -------    ----------    -----------     ---------

Balance, June 30, 1997                 1,899,000    $38,000    $3,912,000    $(4,262,000)    $(312,000)
                                       =========    =======    ==========    ===========     =========





   The accompanying notes are an integral part of these financial statements.
                                       F-5

ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.
STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

---------------------------------------------------------------------------------------------------------

                                                                             YEAR ENDED JUNE 30,
                                                                     1997           1996          1995



Cash flows from operating activities:
   Net (loss) income                                               $(897,000)    $  555,000     $(798,000)
Adjustments to reconcile net (loss) income to net
  cash provided by operating activities:
   Depreciation and amortization                                     438,000        422,000       645,000
   Decrease in accounts receivable                                   182,000         89,000       348,000
   Decrease in inventories                                           142,000         73,000        41,000
   Decrease (increase) in prepaid expenses and                        29,000        (55,000)       19,000
    other current assets
   Decrease (increase) in other assets                                84,000        (78,000)            -
   Increase (decrease) in accounts payable                           240,000       (394,000)      208,000
   (Decrease) increase in accrued expenses                          (201,000)       407,000       (40,000)
                                                                   ---------     ----------     ---------

       Net cash provided by operating activities                      17,000      1,019,000       423,000
                                                                   ---------     ----------     ---------

Cash flows from investing activities:
   Cash received on sale of equipment                                 28,000
   Purchase of property and equipment                               (336,000)      (514,000)     (194,000)
                                                                   ---------     ----------     ---------

       Net cash used by investing activities                        (308,000)      (514,000)     (194,000)
                                                                   ---------     ----------     ---------

Cash flows from financing activities:
   Borrowings                                                        438,000              -             -
   Principal repayments on capital lease obligations                 (52,000)       (48,000)      (70,000)
   Principal repayments on long-term debt                           (220,000)      (360,000)     (356,000)
                                                                   ---------     ----------     ---------

       Net cash provided by (used for) financing activities          166,000       (408,000)     (426,000)
                                                                   ---------     ----------     ---------

Net (decrease) increase in cash and cash equivalents                (125,000)        97,000      (197,000)

Cash and cash equivalents at beginning of period                     195,000         98,000       295,000
                                                                   ---------     ----------     ---------

Cash and cash equivalents at end of period                         $  70,000     $  195,000     $  98,000
                                                                   =========     ==========     =========

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest                          $  58,000     $   69,000     $ 150,000
   Cash paid during the year for income taxes                      $   4,000     $   65,000     $  48,000





   The accompanying notes are an integral part of these financial statements.
                                       F-6

1.      THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

        Original Italian Pasta Products Co., Inc. (the "Company") manufactures, markets, and distributes a variety of premium pasta and pasta related products in the United States.

        The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced cumulative losses and, as a result, has an accumulated deficit and working capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. The future viability of the Company is dependent upon its ability to continue to obtain necessary external financing and generate sufficient cash from operations. Management intends to seek additional financing and to improve profitability.

        A summary of significant accounting policies used by the Company in the preparation of these financial statements is as follows:

        CASH AND CASH EQUIVALENTS
        For the purpose of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

        INVENTORIES
        Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

        PROPERTY AND EQUIPMENT
        Property and equipment are carried at cost. Depreciation is computed using the straight-line method. The cost of leasehold improvements is amortized over the term of the lease. Equipment held under capital leases is stated at the lesser of the fair market value of the equipment or the present value of the minimum lease payments at the inception of the lease. The cost recorded for such equipment is amortized on a straight-line basis over the asset's estimated useful life or the term of the lease, whichever is shorter. Maintenance and repairs are charged to expense as incurred; improvements and renewals are capitalized.

        EARNINGS (LOSS) PER SHARE

        Per share amounts are computed by dividing (i) net income increased, when applicable, by pro-forma reductions in interest expense (net of tax effects) resulting from the assumed exercise of stock options and warrants and the resulting assumed reduction of outstanding indebtedness, by (ii) the weighted average number of common and common stock equivalents outstanding during the period. The Company's outstanding options and warrants are excluded from the fiscal 1995 and 1997 computations due to their antidilutive effect during these periods. Primary and fully diluted earnings (loss) per share are the same for all periods reported.

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 ("FAS 128"), Earnings per Share. FAS 128, which is effective for both interim and annual periods ending after December 15, 1997, requires the disclosure of basic and diluted earnings per share as well as certain other disclosures. Basic and diluted earnings per share, as computed under the new standard, are not materially different from the Company's current presentation of earnings per share and, accordingly, pro forma disclosure is not presented herein.

       ADVERTISING EXPENSE
       The Company expenses the cost of advertising as incurred. For the years ended June 30, 1997, 1996, and 1995, total advertising expense was $0, $81,000, and $188,000, respectively.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


2.     INVENTORIES

       Inventories consist of the following:

                                                                                      JUNE 30,
                                                                               1997             1996

       Raw materials                                                       $   101,000      $   184,000
       Packaging                                                               218,000          304,000
       Finished goods                                                          284,000          257,000
                                                                           -----------      -----------

                                                                           $   603,000      $   745,000
                                                                           ===========      ===========


3.     PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows:

                                                              ESTIMATED              JUNE 30,
                                                            USEFUL LIVES       1997             1996

       Machinery and equipment                                3-10 years   $ 3,122,000      $ 3,064,000
       Leasehold improvements                              Term of lease     1,234,000          989,000
       Transportation equipment                                  3 years       128,000          140,000
       Furniture and office equipment                          2-7 years       144,000          128,000
                                                                           -----------      -----------

                                                                             4,628,000        4,321,000

       Accumulated depreciation and amortization                            (3,374,000)      (2,939,000)
                                                                           -----------      -----------

                                                                           $ 1,254,000      $ 1,382,000
                                                                           ===========      ===========


       Depreciation expense related to equipment not held under capital leases was $412,000, $377,000, and $602,000 for the years ended June 30, 1997,
       1996 and 1995, respectively.

       Property and equipment held under capital leases included in the above listing are summarized as follows:


                                                                  JUNE 30,
                                                              1997       1996

       Machinery and equipment                              $ 80,000   $  181,000
       Transportation equipment                               87,000      101,000
                                                            --------   ----------

                                                             167,000      282,000

       Accumulated amortization                              (97,000)    (173,000)
                                                            --------   ----------

                                                            $ 70,000   $  109,000
                                                            ========   ==========

       Amortization expense related to equipment held under these leases was $26,000, $45,000, and $43,000 for the years ended June 30, 1997, 1996 and
       1995, respectively.


4.     ACCRUED EXPENSES

       Accrued expenses are summarized as follows:

                                                                  JUNE 30,
                                                              1997        1996
       Salaries, wages, and bonuses                         $ 53,000   $   90,000
       Workers' compensation                                 200,000      220,000
       Product demonstration costs                           145,000      225,000
       Advertising and promotions                             90,000      148,000
       Other                                                 383,000      389,000
                                                            --------   ----------

                                                            $871,000   $1,072,000
                                                            ========   ==========

5.     LONG-TERM DEBT

       Long-term debt consists of the following:

                                                                                                 JUNE 30,
                                                                                          1997              1996

       Note payable - Economic Stability Fund:  Loan used to finance equipment and is secured by the equipment purchased. Payable in equal monthly installments of principal. Interest was payable at 1 3/4% over prime rate (8.25% at June 30, 1996), adjusted quarterly. Final payment was
       made January 1, 1997.                                                              $      -      $ 26,000

       Subordinated note payable:  The original agreement called for interest at
       9 3/4% to be paid quarterly in arrears on the unpaid principal. Quarterly principal payments of $56,250 commenced December 11, 1993. On January
       20, 1995, the agreement was amended to call for monthly principal payments of $18,750, plus interest, in lieu of quarterly payments. A final balloon payment of approximately $130,000 was due on June 11,
       1996. The agreement was amended again on May 16, 1996 to call for monthly payments of $18,750, plus interest, until December 11, 1996 in lieu of the June 11, 1996 balloon payment. The agreement is subordinate to all institutional financing and is collateralized by all Company assets. The agreement prohibits declaration or payment of dividends by
       the Company. (See Note 12.)                                                          35,000       110,000

       Note payable in monthly installments of principal and interest through

       December 1999. Principal payments range from $4,167 to $8,333. Interest is payable at 2% over the bank's prime rate (8 1/4% at June 30, 1996).
       The note is collateralized by all Company assets and by a compensating balance arrangement of 10% of the outstanding loan balance. The Company is in default of payments on this loan; thus, the entire outstanding
       balance is classified as a current liability at June 30, 1997.                      239,000       188,000

       Massachusetts Business Development Corporation - Product Funding Agreement:
       Borrowings under a maximum $160,000 product funding agreement. Actual borrowings of $80,000 require a minimum repayment of $120,000 (60 months at $2,000 per month through July 1997). Interest and royalties are imputed at 12.5% and 13.4%, respectively. The agreement is collateralized by all Company assets. The Company is in default of payments on this loan; thus, the outstanding balance is classified as a
       current liability at June 30, 1997.                                                   2,000        26,000

       Note payable in monthly installments of principal and interest through

       January 1999. Principal payments in the amount of $3,125 are due monthly. Interest is payable at 2% over the bank's prime rate (8.5% at
       June 30, 1997). The note is collateralized by all Company assets. The
       Company is in default of payments on this loan; thus, the outstanding
       balance is classified as a current liability at June 30, 1997.                       41,000             -


       Massachusetts Business Development Corporation.  Note payable in monthly installments of principal and interest through March 2004. Monthly principal payments of $4,762. Interest is payable at 2.75% over the prime rate (8.5% at June 30, 1997). The note is collateralized by a blanket security interest in all the Company's assets. The Company is in cross-default on this loan thus the entire outstanding balance is
       classified as a current liability at June 30, 1997.                                 253,000             -
                                                                                          --------      --------

                                                                                           570,000       350,000
       Less - current portion of long-term debt                                            570,000       238,000
                                                                                          --------      --------

                                                                                          $      -      $112,000
                                                                                          ========      ========

6.     INCOME TAXES

       The provision for income taxes is comprised of the following:

                                                                              YEAR ENDED JUNE 30,
                                                                      1997            1996          1995

       Current:
          Federal                                                  $       -       $  21,000      $       -
          State                                                        5,000          36,000         12,000
                                                                   ---------       ---------      ---------

       Total current                                                   5,000          57,000         12,000
                                                                   ---------       ---------      ---------

       Deferred:
          Federal                                                   (371,000)        250,000       (277,000)
          State                                                      (61,000)         14,000        (48,000)
                                                                   ---------       ---------      ---------

                                                                    (432,000)        264,000       (325,000)

       Deferred tax asset valuation                                  432,000        (264,000)       325,000
                                                                   ---------       ---------      ---------
         allowance adjustment

       Total deferred                                                      -               -              -
                                                                   ---------       ---------      ---------

       Total provision for income taxes                            $   5,000       $  57,000      $  12,000
                                                                   =========       =========      =========



       The state tax provision is based upon the corporate income tax rates in the states in which the Company files and includes the non-income measured property tax.

       The changes in the valuation allowance for deferred tax assets primarily relate to the generation of net operating losses during 1997 and 1995 and the utilization of loss carryforwards to offset taxable income during 1996.

       Deferred tax assets and liabilities consist of the following:

                                                                                  JUNE 30,
                                                                            1997           1996

       Loss carryforwards                                               $ 1,068,000     $   738,000
       Accrued expenses                                                      84,000         219,000
       Property and equipment                                               246,000           6,000
       Other                                                                141,000         144,000
                                                                        -----------     -----------

         Gross deferred tax assets                                        1,539,000       1,107,000

       Deferred tax asset valuation allowance                            (1,539,000)     (1,107,000)
                                                                        -----------     -----------

         Net deferred tax assets                                                  -               -
                                                                        -----------     -----------

         Deferred tax liabilities                                                 -               -
                                                                        -----------     -----------

                                                                        $         -     $         -
                                                                        ===========     ===========

       In view of the significant cumulative losses, the Company has determined that it is more likely that the entire deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance.

       The provision for income taxes differs from the amount of income tax determined by applying the applicable statutory federal income tax rates to pretax income (loss) as a result of the following:

                                                                      YEAR ENDED JUNE 30,
                                                               1997            1996         1995

       Statutory federal tax rates                           $(351,000)     $ 214,000     $(275,000)
       Increase (decrease) resulting from:
         State taxes, net of federal effect                    (92,000)        50,000       (40,000)
         Valuation allowance adjustment                        432,000       (264,000)      325,000
         Nondeductible items                                     2,000         13,000         2,000
         Other                                                  14,000         44,000             -
                                                             ---------      ---------     ---------

       Provision for income taxes                            $   5,000      $  57,000     $  12,000
                                                             =========      =========     =========

       As of June 30, 1997, the Company had net operating loss carryforwards which may be used to offset future federal taxable income as follows:

                 YEAR
               EXPIRING

               2005                                   $1,115,000
               2006                                      689,000
               2007                                      111,000
               2010                                      169,000
               2012                                      804,000
                                                      ----------
                                                      $2,888,000
                                                      ==========


       In addition, the Company has approximately $919,000 of state net operating loss carryforwards which expire through 2010. Changes in the Company's ownership may cause an annual limitation on the amount of the net operating loss carryforward which can be utilized in future periods.


7.     SHAREHOLDERS' EQUITY

       STOCK PURCHASE WARRANTS
       At June 30, 1997, the following warrants to purchase the Company's common stock were outstanding:

        SHARES ISSUABLE             EXERCISE PRICE          YEAR OF EXPIRATION

            15,000                      $2.00                       2004
            33,000                      $3.58                       2004
            16,000                      $3.25                       2004
            ------
            64,000
            ======

       No value has been ascribed to these warrants for financial reporting purposes as such value was considered immaterial.

STOCK OPTION PLAN
Under the Company's incentive stock option plan, a total of 175,000 shares of the Company's common stock has been reserved for future issuance. Reserved shares available for option grant were 72,000, 41,000 and 28,000 at June 30, 1997, 1996 and 1995, respectively. The options vest over periods ranging from the grant date to three years and are exercisable over a period of three to ten years. The maximum value of shares for which options may be granted to an employee in any calendar year is $100,000. The exercise price of options granted pursuant to the plan may not be less than the fair market value of such shares on the date of grant, subject to certain adjustments. However, in the event that an employee granted an option owns more than 10% of the Company's common stock, then the option price must be at least 110% of the fair market value of the stock on the date of grant. All employees of the Company, including officers and directors who are salaried employees, are eligible to participate under the plan.

There are also outstanding non-statutory, non-qualified stock options to purchase a total of 481,000 shares of common stock of the Company expiring August 1, 2000 through December 22, 2005. These options were granted during fiscal years 1992 through 1997 to key employees and consultants to the Company.

In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement is elected, FAS No. 123 requires supplemental disclosure to show the effects of using the new measurement criteria.

The Company has elected to continue using APB Opinion No. 25 to measure compensation cost. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost been measured based upon the provisions of FAS No. 123, net earnings per share would not be materially affected. In making this determination, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during fiscal 1996 and 1997: dividend yield of 0.0%; expected volatility of 270.0%; risk-free interest rate of 6.3%; expected lives of 10 years. Additionally, a 5.0% forfeiture rate was utilized when determining the affect on net income and earnings per share.

       Information regarding option under these plans for 1997, 1996 and 1995 is as follows:

                                   1995                     1996                   1997
                           ----------------------------------------------------------------------
                                        WEIGHTED-              WEIGHTED-               WEIGHTED-
                                        AVERAGE                AVERAGE                 AVERAGE
                                        EXERCISE               EXERCISE                EXERCISE
    OPTIONS                  SHARES      PRICE       SHARES     PRICE       SHARES       PRICE
    -------                ----------------------------------------------------------------------

Outstanding at              512,000       $1.72     445,000     $1.77       667,000     $1.27
  beginning
  of year
Granted                      85,000        2.19     249,000      0.50        55,000      0.46
Exercised                         0           -           0         -             0        -
Expired                    (152,000)       2.19     (27,000)     2.55      (138,000)     1.02
                           --------                 -------                --------
Outstanding at end of       445,000        1.77     667,000      1.27       584,000      1.24
  year                     ========                 =======                ========     =====

Options exercisable at      424,000                 411,000                 403,000
  year-end
Weighted-average fair                              $    .21                $    .46
  value of options
  granted during the
  year

        The following table summarizes information about stock options outstanding at June 30, 1997:

                                OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                     -----------------------------------------   --------------------------
                                      WEIGHTED-
                                      AVERAGE        WEIGHTED-                   WEIGHTED-
                        NUMBER       REMAINING       AVERAGE       NUMBER         AVERAGE
    RANGE OF         OUTSTANDING    CONTRACTUAL      EXERCISE    EXERCISABLE    EXERCISABLE
EXERCISE PRICES      AT 06/30/97       LIFE           PRICE      AT 06/30/97       PRICE
---------------      -----------    -----------      ---------   -----------    -----------
$0.38 to  .50          241,000      8.78 years         0.47         65,000          0.50
$0.75 to 1.00          159,000      5.31 years         0.97        159,000          0.97
$1.13 to 1.25            6,000      9.16 years         1.23          1,000          1.13
$2.00 to 2.86          161,000      3.14 years         2.26        161,000          2.26
$3.00 to 3.25           17,000      4.54 years         3.03         17,000          3.03
                       -------                                     -------

$0.38 to 3.25          584,000      6.16 years                     403,000
                       =======                                     =======

8.      COMMITMENTS

        Future minimum lease payments under noncancellable leases with terms in excess of one year are as follows:

                                                              CAPITAL       OPERATING
                                                              LEASES          LEASES

       1998                                                  $34,000       $  178,000
       1999                                                   26,000          231,000
       2000                                                   12,000          249,000
       2001                                                        -          256,000
       2002                                                        -          265,000
       Thereafter                                                  -        1,229,000
                                                             -------       ----------

       Total minimum lease payments                           72,000       $2,408,000
                                                                           ==========
       Less - amount representing interest                     7,000
                                                             -------
                                                              65,000

       Less - current maturities of obligations under
         capital leases                                       29,000
                                                             -------

       Long-term obligations under capital leases            $36,000
                                                             =======


       Capital leases consist principally of leases for machinery, office equipment and vehicles. The terms of the leases range from two to seven years and in some cases provide the Company with the option to purchase at the end of the lease term.

       The Company has operating leases primarily for its manufacturing, distribution and administrative facility. The manufacturing, distribution and administrative facility lease was renewed as of April 1, 1996. The renewal agreement provided for the landlord to make certain improvements to the property. Upon completion of these improvements, a ten year lease term with escalating lease payments commenced (ranging from $132,000 to $266,000). These improvements were completed as of January 31, 1997. Accordingly, the ten year lease term commenced on February 1, 1997. Based upon the escalating lease payments, rental expense is being recognized by the Company on a straight-line basis over the term of the lease.

       Total rental expense under operating leases excluding property taxes, insurance and utilities was approximately $157,000, $163,000, and $176,000 for the years ended June 30, 1997, 1996 and 1995 respectively.

9.      LICENSE AGREEMENT AND LITIGATION

        The Company is party to a license agreement which, as amended, grants the Company the exclusive, perpetual and irrevocable right to use recipes, trade secrets, processes and methods provided by the licensor in the production of a variety of pastas, sauces and prepared foods. In addition, the Company received the exclusive right and license to market and sell the products at wholesale and to use the name "Trios" in connection with the promotion, advertising and sale of other products at wholesale.

        In exchange for the grant of the license, the Company has agreed to pay the licensor royalties of 2% of net sales of products manufactured by the Company in conformance with the recipes provided by the licensor. A reduced royalty rate applies to products which are sold under the "Trios" name but which are produced from recipes not provided by the licensor.

        The licensor filed a complaint on April 24, 1991 alleging that they had not received all of the royalties due them pursuant to the license agreement. In addition, during 1992 and 1993 the licensor alleged that the Company was selling within exclusive and unauthorized territories, and that private label sales were in violation of the license agreement. The licensor further attempted to terminate the license agreement because of the alleged underpayment of royalties.

        A court order dated April 21, 1994 listed the court's findings on the above matters. The Company was required to pay $1.00 for technical breach of the agreement because the products were located in one store in the licensor's exclusive territorial area. The court found that the Company has the right to sell products under private label. The court also held that the licensor is not entitled to terminate the agreement as the Company's right to use the recipes and the "Trios" name is a perpetual and irrevocable license. Additionally, the court reclassified certain products for purposes of calculating the royalty payment. A recalculation of the amount of royalties due to the licensor for fiscal years 1992 and 1993 was ordered by the court. An additional payment of $40,000, plus interest, was computed and paid by the Company and is included in the 1994 royalty expense. The licensor has filed a notice of appeal.

        Royalty expense under this agreement totaled approximately $121,000, $195,000, and $176,000 for the years ended June 30, 1997, 1996, and
        1995, respectively.

        On December 5, 1994, a third lawsuit was filed against the Company by the licensor, alleging libel. The Company filed its answer on December 23, 1994 asserting, among other defenses, that the statement was a statement of opinion. The licensor is seeking an unspecified amount of monetary damages in addition to interest, costs and reasonable attorney's fees. On September 27, 1996, after the Company moved for summary judgment, the Court entered judgment in the Company's favor, dismissing all counts of the licensor's complaint. That ruling is presently on appeal by the licensor.

        The Company believes that an adverse outcome on these lawsuits is not probable and no possible loss can be estimated at this time.

10.     CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

        Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

        The Company's customer base includes supermarket chains, independent supermarkets and wholesale clubs in the United States. For the year ended June 30, 1997, two customers represented 51% of net sales. For the year ended June 30, 1996, two customers represented 61% of net sales.


11.     BENEFIT PLAN

        The Company initiated a defined contribution plan (the "Plan") on January 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code. All employees of the Company who are at least 21 years of age, with at least twelve months of service, are eligible to participate in the Plan. Under the Plan, employees may contribute a portion of their wages on a pre-tax basis, within limits prescribed by the Internal Revenue Code. Effective January 1, 1996, the Company enacted an amendment to the Plan eliminating the Company's matching contribution requirement. Matching contributions made by the Company in accordance with the Plan's provisions, prior to the amendment, totaled $2,000 and $4,000 during the years ended June 30, 1996 and 1995, respectively. The Company did not make a matching contribution for the year ended June 30, 1997.


12.     RELATED PARTY TRANSACTION

        In December 1994, a creditor of the Company exercised warrants for 453,000 shares of common stock. The exercise of these warrants, combined with the Company's common stock already held by this creditor, resulted in the creditor owning approximately 19% of the Company's outstanding common stock. As of June 30, 1997, 1996 and 1995, the Company has a note payable for $35,000, $110,000 and $336,000, respectively, outstanding and due to this creditor (Note 5).

                                                                      APPENDIX A
                                                                      ----------

                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of January 9, 1998 (the "Agreement"), by and among CONAGRA, INC., a Delaware corporation ("ConAgra") and ORIGINAL ITALIAN PASTA PRODUCTS CO., INC., a Massachusetts corporation (the "Company").

     WHEREAS, ConAgra desires to purchase all of the Company's assets, and the Board of Directors of the Company has approved and deems it advisable for the Company to sell all of its assets to ConAgra upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, as a condition and an inducement to ConAgra entering into this Agreement, concurrently with the execution and delivery of this Agreement, ConAgra is entering into Stock Voting Agreements with certain stockholders of the Company, who have an aggregate of approximately 50% of the voting power of the outstanding shares of the Company's outstanding common stock, in the form of EXHIBIT A hereto (the "Stock Voting Agreements"); and

     WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and has resolved, subject to the terms of this Agreement, to recommend the approval of the transactions contemplated by its stockholders; and

     WHEREAS, this Agreement shall be submitted to the stockholders of the Company for their approval.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS


     Section 1.1 SALE OF PROPERTIES AND ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at Closing (as hereinafter defined), the Company shall sell, convey, assign, transfer and deliver to ConAgra, free and clear of all liens, claims and encumbrances (other than Permitted Liens, as defined in Section 5.19), all properties and assets of the Company, whether tangible or intangible, including, without limitation, the assets described below (collectively the "Assets"):

     Section 1.2 SALES, GENERAL AND ADMINISTRATIVE PROPERTY. All customer and supplier lists, books and records, computer programs and systems and other sales, general and administrative property owned by the Company.

     Section 1.3 TRADE ACCOUNTS RECEIVABLE. All of the Company's cash, cash equivalents and accounts receivable.

     Section 1.4 INVENTORIES. All of the Company's inventories, including raw materials, work-in-process and finished products.

     Section 1.5 FIXED ASSETS. All property, machinery, equipment, vehicles and other fixed assets owned by the Company.

     Section 1.6 INTELLECTUAL PROPERTY. All right, title and interest of the Company in and to the trademarks, trade names, service marks, service names, patents, brand names, brand marks, copyrights, labels, recipes, formulas, know-how, intellectual property, or registrations or licenses thereof or applications therefor which the Company owns or utilizes.

     Section 1.7 LEASES AND CONTRACTS. All of the Company's right, title and interest in and to the leases, contracts, purchase and sales contracts, and other agreements described on EXHIBIT 1.7, true and correct copies of which have been delivered to ConAgra by the Company. If any such lease, contract or other agreement shall require the consent of any party thereto other than the Company, this Agreement shall not constitute an agreement to assign the same without such consent, and such lease, contract or other agreement shall not be assigned to or assumed by ConAgra if an actual or attempted assignment thereof would constitute a breach or default thereunder. The Company shall use its best efforts to obtain such consents, to the extent required, of such other parties to such leases, agreement and other contracts. If any such consent cannot be obtained, the Company and ConAgra will cooperate in any reasonable arrangement designed to obtain ConAgra all benefits and privileges of the applicable lease, contract or other agreement while protecting the Company from continuing liabilities or obligations thereunder.

     Section 1.8 PREPAIDS. All prepaid rent, utility deposits and other prepaid items.

     Section 1.9 SUPPLIES AND SIMILAR ITEMS. All operating supplies, fuel, packaging supplies, maintenance, warehouse and office supplies, spare parts, tools, maintenance equipment and all similar property owned by the Company.

                                   ARTICLE II

                                  CONSIDERATION


     Section 2.1 CONSIDERATION PAYABLE TO SELLER BY BUYER. Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery by the Company of the Assets pursuant to Section 1 hereof, ConAgra agrees as follows:

     Section 2.2 ASSUMPTION OF LIABILITIES. From and after the Closing Date, ConAgra shall assume and agree to pay, perform and discharge (i) the Company's accounts payable and accrued expenses existing as of the Closing Date, (ii) the Company's long-term debt and capital lease obligations (including current maturities thereof) existing as of the Closing Date, and (iii) all of the obligations of the Company which thereafter accrue with respect to the leases and other contracts described in Section 1.7 hereof. ConAgra shall not assume and shall not be deemed to have assumed any other liability or obligation of the Company not described above, including, but not limited to:

            (a) Any liability or obligation of the Company for any taxes (including interest and penalties thereon) imposed on or measured by the Company's income for any period or periods ending before or after the Closing Date, including federal, state and local income taxes, or any liability or obligation of the Company for any withholding taxes, Social Security taxes, unemployment taxes, excise taxes, capital stock taxes, sales taxes, use taxes, gross receipt taxes or other federal, state or local taxes of any nature (including all penalties) with respect to any time period;

            (b) Any liability or obligation for any sales, use or gross receipts taxes payable with respect to, or resulting from, the transactions contemplated herein;

            (c) Any liability or obligation of the Company arising out of or resulting from any breach by Seller of any lease, contract or other agreement to which the Company is a party, whether or not such agreements are assumed by ConAgra hereunder;

            (d) Any liability or obligation of the Company arising out of or resulting from any violation of any federal, state or local laws or regulations including, without limitation, environmental laws and regulations, or from the sale by the Company of any product;

            (e) Any liability or obligation of the Company not expressly assumed by ConAgra hereunder.

     Section 2.3 PURCHASE PRICE FOR THE ASSETS. The purchase price for the Assets described in Section 1 (the "Purchase Price") shall be an amount equal to Three Million One Hundred Ninety-Eight Thousand Forty-Eight Dollars ($3,198,048) less the amount by which the total long-term debt (excluding, however, capital lease obligations) of the Company (including current maturities thereof) as of the Closing Date exceeds Seven Hundred Seventy Four Thousand Dollars ($774,000).

     Section 2.4 PAYMENT OF PURCHASE PRICE. Two Million Nine Hundred Thousand Dollars ($2,900,000) of the Purchase Price shall be paid by Buyer to Seller in immediately available funds on the Closing Date. The balance of the Purchase Price, if any, shall be paid as soon as practicable following the Closing Date (and, in any event, within fifteen (15) business days thereafter) following ConAgra's determination of the adjustment required pursuant to Section 2.3 above.

     Section 2.5 ALLOCATION OF PURCHASE PRICE. The parties hereto agree that the Purchase Price shall be allocated to the Assets in accordance with EXHIBIT
2.5 hereto. The parties hereto acknowledge that such allocation represents the fair market value of the Assets and shall be binding upon the parties hereto for federal and state tax purposes. Each party covenants to report gain or loss or cost basis, as the case may be, in a manner consistent with EXHIBIT 2.5 for federal and state tax purposes. The parties shall exchange mutually acceptable and completed IRS Forms 8594 which they shall use to report the transaction contemplated under this Agreement to the Internal Revenue Service in accordance with such allocation.


                                   ARTICLE III

                                     CLOSING


     Section 3.1 CLOSING. Subject to the terms and conditions contained herein, the transfer of the Assets by the Company to ConAgra (the "Closing") will take place on February 5, 1998 (the "Closing Date") or at such other date as the parties mutually agree and at such location as the parties mutually agree.

     Section 3.2  CONAGRA'S OBLIGATIONS AT CLOSING. At Closing, Buyer shall:

            (a) PAYMENT. Pay to Seller, in immediately available funds, the amount required to be paid pursuant to Section 2.4.

            (b) INSTRUMENTS OF ASSUMPTION. Deliver instruments under which Buyer assumes Seller's obligations described in Section 2.2.

            (c) EMPLOYMENT AGREEMENTS. Execute and deliver the Employment Agreements (as defined in Section 4).

     Section 3.3 THE COMPANY'S OBLIGATIONS AT CLOSING. At Closing, the Company shall:

            (a) INSTRUMENTS OF CONVEYANCE. Execute and deliver such assignments, bills of sale, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for ConAgra shall reasonably request and as shall be effective to vest in ConAgra good and marketable title to all of the Assets. Simultaneously with such delivery, the Company shall take all such steps as may be necessary to put ConAgra in actual possession and control of the Assets. The Company further agrees that it will at any time, and from time to time after the Closing Date, upon the reasonable request of ConAgra and without additional consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledge and delivered, all such further acts, bills of sale, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required in conformity with this Agreement for the better assigning, transferring, granting, conveying, assuring and confirming to ConAgra or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Assets or other properties sold, conveyed, assigned, transferred and delivered at the Closing to ConAgra as provided herein.

            (b) RESOLUTIONS. Deliver a copy of the resolutions of the shareholders of the Company authorizing the transactions contemplated by this Agreement, certified by the Clerk or any Assistant Clerk of the Company.

            (c) LEGAL OPINION. Deliver the legal opinion of Gadsby & Hannah LLP, counsel for the Company, in a form reasonably acceptable to ConAgra.

     Section 3.4 CHANGES OF CORPORATE NAME. Contemporaneously with the Closing, the Company shall cause to be filed with the Secretary of State of Massachusetts, an Amendment to its Articles of Organization which shall change its corporate name to some other name which bears no resemblance to its present name and does not use the name "Original Italian Pasta" alone or in conjunction with any other name or words.


                                   ARTICLE IV

                                EMPLOYEE MATTERS


     Section 4.1 EMPLOYEE MATTERS. At closing, ConAgra may offer employment to those employees of the Company selected by ConAgra at terms and conditions established by ConAgra. The Company shall cooperate with ConAgra in connection with such offers and the transition of such employees. In connection therewith, the Company shall cause, as of the Closing Date, all interests of employees in the Company's 401(k) plan to be one hundred percent (100%) vested and nonforfeitable. In addition, at Closing, (i) ConAgra shall, and the Company shall cause Paul Stevens to, execute that certain Employment Agreement attached hereto as EXHIBIT 4(i), and (ii) ConAgra shall, and the Company shall cause Mary Connelly-Isberg to, execute that certain Employment Agreement attached hereto as
EXHIBIT 4(ii) (such employment agreements herein collectively referred to as the "Employment Agreements").

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty only) of the Company attached hereto (the "Disclosure Schedule"), the Company represents and warrants to ConAgra as follows:

     Section 5.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, operations or assets of the Company ("Material Adverse Effect").

     Section 5.2 ARTICLES OF ORGANIZATION AND BY-LAWS. True, correct and complete copies of the Articles of Organization and By-laws, each as amended to date, of the Company have been provided to ConAgra. The Articles of Organization and By-laws of the Company are in full force and effect, and the Company is not in violation of, and the transactions contemplated herein will not violate, any provision of its Articles of Organization or By-laws.

     Section 5.3  CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock, and 1,000,000 shares $.01 par value Preferred Stock, none of the latter of which have been issued. As of the date hereof, (i) [1,899,885] shares of Company Common Stock were issued and outstanding. Since that date, the Company has not issued any shares of capital stock, or any security convertible into or exchangeable for shares of such capital stock, including any options, other than the issuance of shares of Company Common Stock upon the exercise of "Stock Options" and "Warrants" (as defined in Section 5.3(c) below). All of the issued and outstanding shares of Company Common Stock have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights.

            (b) Except as described in Section 5.3(a) and Section 5.3(c) hereof: (i) no shares of capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock or other equity interests of the Company, requiring the Company to grant, issue or sell any shares of the capital stock or other equity interests of the Company by sale, lease, license or otherwise other than those options and warrants of the Company that are "out of the money" calculated by comparing the exercise price to that amount which will be distributed by the Company on a per share basis; (ii) the Company has no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company other than the payment of $500.00 to each of the eight (8) holders of options and six (6) holders of the warrants referred to in the last sentence of Section 5.3(c) hereof and the payment to the holders of Stock Options (as defined below) which are "in-the-money" of that amount which is equal to the difference between their respective exercise prices and the liquidation amount paid to stockholders of the Company (in return for cancellation of such Stock Options); (iii) the Company does not, directly or indirectly, own, and has not agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity; and (iv) there are no voting trusts, proxies or other agreements or understandings to or by which the Company is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company. ConAgra agrees that if any holder of Stock Options exercises the same, any payments shall not be Assets for purposes of this Agreement.

            (c) Under the Company's incentive stock option plan (the "ISO Plan"), a total of 175,000 shares of Company Common Stock have been reserved for issuance. The Company has granted options under the ISO Plan to purchase 115,500 shares of Company Common Stock (the "ISO Options"). The Company has also granted non-statutory, non-qualified stock options to purchase a total of 473,567 shares of Company Common Stock (the "Non-Qualified Options"). The ISO Options and the Non-Qualified Options are herein collectively called the "Stock Options." The Company has also issued warrants to purchase 64,000 shares of Company Common Stock (the "Warrants").

     Section 5.4 SUBSIDIARIES AND INVESTMENTS. The Company has no subsidiaries (whether wholly or partially owned) and does not own, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any entity.

     Section 5.5  CORPORATION AUTHORITY

            (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval by the Company's stockholders, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for the approval by the Company's stockholders, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms. The preparation of the Proxy Statement (as hereinafter defined) to be filed with the SEC has been duly authorized by the Board of Directors of the Company.

            (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company by written consent action of such Board of Directors has (i) approved this Agreement, the Stock Voting Agreements and the transactions contemplated hereby or thereby, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Company Common Stock and (iii) determined to recommend this Agreement, and the transactions contemplated hereby to the Company's stockholders for approval and adoption at the stockholders meeting contemplated by Section 8.3(a) hereof. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby. The Company has taken all steps necessary to approve and irrevocably exempt the transactions contemplated by this Agreement and the Stock Voting Agreements from any applicable takeover statute of any jurisdiction and from any applicable charter, organization document or other agreement, arrangement or understanding to which the Company is a party containing any change of control, "antitakeover" or similar provision.

     Section 5.6 COMPLIANCE WITH APPLICABLE LAW. (i) The Company holds, and is in compliance with, the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of its businesses ("Company Permits"), except where such noncompliance would not have a Material Adverse Effect; (ii) with respect to the Company Permits, no action or proceeding is pending or, to the knowledge of the Company, threatened; (iii) the business of the Company is being conducted in material compliance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law") of any federal, state or local court, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission (a "Governmental Entity"); and
(iv) to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company is pending or threatened.

     Section 5.7 NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license (any of the foregoing, a "Contract") binding upon the Company, or result in the creation of any Lien (as defined in Section 5.19) upon any of the properties or assets of the Company, (ii) conflict with or result in any violation of any provision of the Articles of Organization or By-Laws or other equivalent organizational document, in each case as amended, of the Company, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

     Section 5.8 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby except in connection, or in compliance, with the provisions of the

Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 5.9  SEC DOCUMENTS AND OTHER REPORTS.

            (a) The Company has filed all documents required to be filed prior to the date hereof by it with the Securities and Exchange Commission (the "SEC") since June 30, 1993 (the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Closing Date (the "Subsequent Company SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Company SEC Documents contained, and the Subsequent Company SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") fairly present, and those to be included in the Subsequent Company SEC Documents will fairly present, the financial position of the Company, as at the respective dates thereof and the results of its operations and its cash flows for the respective periods then ended all in accordance with generally accepted accounting principles consistently applied ("GAAP") (subject, in the case of the unaudited statements, to normal immaterial year-end audit adjustments). The Company has not used any improper accounting practice for the purpose of incorrectly reflecting or not reflecting in the Financial Statements or books and records of the Company any properties, assets, liabilities, revenues or expenses. The Financial Statements do not contain any material items of special or nonrecurring income or other income not earned in the ordinary course of business. Since June 30, 1993, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

     Section 5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Documents, since June 30, 1997, the Company has conducted its businesses and operations only in the ordinary and usual course consistent with past practice and, except as set forth in Section 5.10 of the Disclosure Schedule, there has not occurred (i) any event, condition or occurrence having or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company (other than the continuation of operating losses being experienced by the Company) or the ability of the Company to consummate the transactions contemplated herein (a "Company Material Adverse Effect"); (ii) any material damage, destruction or loss (whether or not covered by insurance); (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock; or (iv) any event during the period from June 30, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Section 7.1 hereof.

     Section 5.11 ACTION AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company, any of its properties, assets or business, or any of the Company's current or former directors or officers or any other person whom the Company has agreed to indemnify. Other than the appeal from a lower court finding in favor of the Company (ANTHONY TRIO AND GENEVIEVE TRIO V. ORIGINAL ITALIAN PASTA PRODUCTS CO., INC. AND PAUL STEVENS, Commonwealth of Massachusetts Appeals Court
- Docket 96-P-1861), a dispute involving rent payments due to a former landlord arising from a tenancy at will arrangement and a claim for personal injury covered by insurance carried by the Company as described on Schedule 5.11 hereto, there are no actions, suits, claims or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, any of its properties, assets or business, or, to the knowledge of the Company, any of the Company's current or former directors or officers or any other person whom the Company has agreed to indemnify.

     Section 5.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company SEC Documents and for liabilities or obligations which are accrued or reserved against on the balance sheet (or reflected in the notes thereto) included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997 (the "Company 10-K"), the Company has no material liabilities or obligations (including, without limitation, Tax (as hereinafter defined) liabilities) (whether absolute, accrued, contingent or otherwise), other than liabilities or obligations incurred in the ordinary course of business since June 30, 1997.

     Section 5.13 CONTRACTS. All of the material contracts of the Company that are required to be described in the Company SEC Documents or to be filed as exhibits thereto have been described or filed as required. The Company is not a party to or bound by any other agreement, contract or commitment that, individually, or in the aggregate is material.

     Section 5.14 TAXES. (i) The Company has filed all federal, state and local tax returns, declarations, statements, reports, schedules, bonus and information returns and any amendments to any of the preceding ("Tax Returns") required to have been filed on or prior to the date hereof, and such Tax Returns are true, correct and complete; (ii) all federal, state and local taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto ("Taxes") required to be paid by the Company have been timely paid;
(iii) the Company has complied with all rules and regulations relating to the withholding of Taxes; (iv) the Company has not waived any statute of limitations in respect of its Taxes or Tax Returns; (v) the Company has not received any notice of audit, assessment or proposed assessment in connection with any Tax Returns and there are no pending Tax examinations of or Tax claims asserted against the Company.

     Section 5.15 INTELLECTUAL PROPERTY.

            (a) SECTION 5.15 of the Disclosure Schedule contains a list of all of the Company's Intellectual Property (as defined below). All licenses included in the

Company's Intellectual Property are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto and, to the Company's knowledge, there have not been and there currently are not any defaults thereunder by any party. The Company has not violated, infringed upon or unlawfully or wrongfully used the Intellectual Property of others and, none of the Company's Intellectual Property or any related rights or any customer lists, supplier lists or mailing lists, as used in the Company's business now or heretofore conducted by the Company, infringes upon or otherwise violates the rights of others, where such infringement or violation may result in a Material Adverse Effect, nor has any person asserted a claim of such infringement or misuse. The Company has taken all reasonable measures to enforce, maintain and protect its interests and, to the extent applicable, the rights of third parties, in and to the Company's Intellectual Property. The Company has all right, title and interest in the Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of the company or result in a default under any contract or license. The Company is not obligated nor has the Company incurred any liability to make any payments for royalties, fees or otherwise to any person in connection with any of the Company's Intellectual Property except as set forth in SECTION 5.15 of the Disclosure Schedule. All patents, trademarks, trade names, service marks, assumed names and copyrights and all registrations thereof included in or related to the Company's Intellectual Property are valid, subsisting and in full force and effect.

            (b) No present or former officer, director, partner or employee of the Company owns or has any proprietary, financial or other interest, direct or indirect, in any of the Company's Intellectual Property. To the knowledge of the Company, no officer, director, partner or employee of the Company has entered into any contract that requires such officer, director, partner or employee to assign any interest to inventions or other Intellectual Property or keep confidential any trade secrets, proprietary data, customer list or other business information or which restricts or prohibits such officer, director, partner or employee from engaging in competitive activities with or the solicitation of customers from any competitor of the Company.

            (c) For purposes hereof, "Intellectual Property" shall mean (i) patents and pending patent applications together with any and all continuations, divisions, reissues, extensions and renewals thereof, (ii) trade secrets, know-how, inventions, formulae and processes, whether trade secrets or not,
(iii) trade names, trademarks, service marks, logos, assumed names, brand names and all registrations and applications therefor together with the goodwill of the business symbolized thereby, (iv) copyrights and any registrations and applications therefor, (v) technology right and licenses, (vi) customer software and all other intellectual property owned by, registered in the name of, or used in the business of the Company or in which the Company or its business has any interest in.

     Section 5.16 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information supplied or to be supplied for inclusion in the proxy statement to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder.

     Section 5.17 BENEFIT PLANS.

            (a) SECTION 5.17 of the Company Disclosure Schedule contains a list of every Employee Benefit Plan (as defined below) of the Company. No Employee Benefit Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) Copies of the Employee Benefit Plans listed in SECTION 5.17 of the Disclosure Schedule have been provided to ConAgra, including: (i) copies of all trust agreements or other funding arrangements for such Employee Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Employee Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, actuarial valuations and reports and summary annual reports prepared for any Employee Benefit Plan with respect to the most recent three plan years, and (iv) the most recent summary plan descriptions and any material modifications thereto.

            (c) All the Employee Benefit Plans and the related trusts subject to ERISA comply with and have been administered in compliance with, (i) the provisions of ERISA, (ii) all provisions of the Code relating to qualifications and tax exemptions under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, (iii) all applicable state or federal securities laws, and (iv) all other applicable laws and collective bargaining agreements. All available governmental authorizations for the Employee Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable under the Code, and all such authorization continue in full force and effect. No event has occurred which will or could give rise to disqualification of any such plan or loss of intended tax consequences under the Code or to any tax under Section 511 of the Code.

            (d) No oral or written representation or communication with respect to any aspect of the Employee Benefit Plans has been made to employees of the Company which is not in accordance with the written terms and provisions of such plans. There are no unresolved claims or disputes under the terms of, or in connection with, the Employee Benefit Plans other than claims for benefits which are payable in the ordinary course and no litigation has been commenced with respect to any Employee Benefit Plan.

            (e) All Employee Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan description issued with respect to the Employee Benefit Plans are correct and complete in all material respects and there have been no material changes in the information set forth therein.

            (f) There has been no (i) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or Section 4063 of ERISA, or (ii) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which the Company maintains or contributes to or has maintained or contributed to. The Company has incurred no liability under Title IV of ERISA as a result of its membership in a "controlled group" as defined in ERISA ss. 401(b)(14).

            (g) For any ERISA Plan which is an employee pension benefit plan as defined in ERISA ss. 3(2), the fair market value of such Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Code ss. 411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such employee pension benefit plan.

            (h) The Company has not, and does not, maintain an Employee Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B or their successors. The Company does not have any liability for retiree health and life benefits under any Employee Benefit Plan.

            (i) The consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee of the Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, or (2) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

            (j) For purposes hereof, "Employee Benefit Plan" shall mean collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in
Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. The "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding or arrangement providing compensation or other benefits to any current or former officer or employee of the Company, or any dependent or beneficiary thereof, maintained by the Company or under which the Company has any obligation or liability, whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) generally available to any or all employees (or former employees) of the Company (or their beneficiaries or dependents), including, without limitation, all incentive, bonus, deferred compensation, flexible spending accounts, cafeteria plans, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

            (k) SECTION 5.17 of the Disclosure Schedule sets forth a list of all salaried or management employees of the Company and all officers and directors of the Company and the rate and nature of all compensation (including wages, salaries, bonuses and benefits) which has been paid or will be payable by the Company to any such person. Except as set forth in SECTION 5.17 of the Disclosure Schedule, the Company is not a party to any written employment or consulting agreement.

     Section 5.18 ENVIRONMENTAL. Except as set forth in SECTION 5.18 of the Disclosure Schedule:

            (a) There are no "Environmental Claims" (as defined below) pending or threatened with respect to (i) the ownership, use, condition or operation of the Company's business, or any asset or property currently held by the Company or any asset or property formerly held for use or sale by the Company or any of its predecessors, or (ii) any violation or alleged violation of any Environmental Law (as defined below) related to environmental matters. There are no existing violations of (i) any Environmental Law, or (ii) any Order related to environmental matters, with respect to ownership, use, condition or operation of the Company's business, any asset or property currently held by the Company or any asset or property formerly held for use or sale by the Company or any of its predecessors. Neither the Company nor any of its predecessors nor anyone known to the Company has used any assets or property or premises of the Company or any of its predecessors or any part thereof for the handling, treatment, storage or disposal of any Hazardous Substances.

            (b) No release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any asset or property of the Company or any of its predecessors or any part thereof while or before such assets or property or premises were owned, leased, operated or managed, directly or indirectly, by the Company.

            (c) No soil or water in, under or adjacent to any assets or property or premises of the Company or assets or property formerly held for use or sale by the Company or any of its predecessors has been contaminated by any Hazardous Substance while or before such assets or property or premises were owned, leased, operated or managed, directly or indirectly, by the Company or any of its predecessors.

            (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by the Company or any of its predecessors has been released or disposed of in compliance with all applicable reporting requirements under any Environmental Laws and the Company is not aware of any Environmental Claim with respect to any such release or disposal.

            (e) All underground tanks and other underground storage facilities presently or previously located at any real property owned, leased, operated or managed by the Company or any of its predecessors or any such tanks or facilities located at any real property while such real property was owned, leased, operated or managed by the Company or any of its predecessors are listed, together with the capacity and contents (former and current) of each such tank or facility, in SECTION 5.18 of the Disclosure Schedule. None of such underground tanks or facilities is leaking or, to the knowledge of the Company, has ever leaked.

            (f) The Company and each of its predecessors has complied in all material respects with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances and neither the Company nor any of its predecessors made any such reports concerning any real property or concerning the operations or activities of the Company or any of its predecessors.

            (g) No building or other improvement or any real property owned, leased, operated or managed by the Company contains any friable asbestos-containing materials.

            (h)   For purposes hereof, the following definitions shall apply:

                  "Environmental Laws" shall mean all laws, rules and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "Environmental Claim" shall mean any action, suit, proceeding, investigation, claim, demand or assertion relating to violation of any Environmental Law or Order or any release, threatened release, clean-up or remediation of any environmental condition or Hazardous Substance.

                  "Order" shall mean any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal,



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

state or local court, arbitrator, mediator, tribunal, administrative agency or governmental authority to which any person is a party or that is or may be binding on any person or its securities, assets or business.

                  "Hazardous Substance" shall mean (1) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (2) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil.

     Section 5.19 TITLE TO PROPERTIES; ABSENCES OF LIENS; CONDITION OF ASSETS. The Company has good title to all of its assets and properties reflected in its books and records as being owned, free and clear of all pledges, leases, licenses, equities, security interests, easements, covenants, restrictions, claims, liens, encumbrances, or defects ("Liens") other than those Liens and exceptions described in SECTION 5.19 of the Disclosure Schedule ("Permitted Liens"). The assets owned or used by the Company are in good and usable condition, ordinary wear and tear excepted, and have been maintained, in all material respects, in accordance with normal business and maintenance practices.

     Section 5.20 REAL PROPERTY. SECTION 5.20 of the Disclosure Schedule contains a list and description of all real estate owned or leased by the Company. The buildings and improvements owned by the Company do not encroach in any material respects on any property not owned by the Company and, to the Company's knowledge, no buildings or improvements not owned by the Company encroach on real property owned by the Company. The Company has made available to ConAgra true and correct copies of all leases referred to in SECTION 5.20 of the Disclosure Schedule. The Company is not in material default under any such lease. The Company has not received any notification that there is any violation of any building, zoning or other law, ordinance or regulation in respect of such buildings, structures and other improvements.

     Section 5.21 LEASED TANGIBLE PERSONAL PROPERTY. SECTION 5.21 of the Disclosure Schedule lists all tangible personal property leases to which the Company is a party and that involve annual rental payments in excess of Five Thousand Dollars ($5,000) individually or Twenty Thousand Dollars ($20,000) in the aggregate. The Company is not in material default under such leases.

     Section 5.22 ACCOUNTS, NOTES AND OTHER RECEIVABLES. The accounts, notes and other receivables of the Company (collectively, the "Receivables") arose out of bona fide transactions in the ordinary course and in a manner materially consistent with past credit practices and the reserves established with respect thereto have been established in accordance with generally accepted accounting principles, consistently applied and are adequate.

     Section 5.23 INVENTORIES. The inventories of the Company consist of items suitable and merchantable for filling orders in the ordinary course of business and at normal prices. Such inventories have been manufactured, mixed, packaged and labeled in accordance with applicable governmental laws and regulations. The items of packaging supplies, office, warehouse, processing, operating and storage supplies, spare parts, fuel, tools, maintenance equipment and similar property of the Company are, in all material respects, suitable for use in the ordinary course of business.

     Section 5.24 TRANSACTIONS WITH MANAGEMENT. Except as disclosed in SECTION
5.24 of the Disclosure Schedule, no director, officer or, to the knowledge of the Company, employee or shareholder of the Company directly or indirectly (i) owns any shares of stock or other securities (other than ownership of publicly traded securities) of, or has any other direct or indirect interest in, any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer or otherwise) with the Company, (ii) owns, or has any other direct or indirect interest in, any invention, process, know-how, formula, trade secret, patent, trademark, trade name, service mark, service name, copyright or other right, property or asset which is used in or which may be required in the ownership or operation by the Company of its properties and assets, or to otherwise carry on and conduct its businesses and affairs, or (iii) has any material business relationship (other than as an employee) with the Company.

     Section 5.25 RELATIONSHIP WITH SUPPLIERS AND CUSTOMERS. To the knowledge of the Company, the relationship of the Company with its material suppliers and customers is satisfactory and the Company has not received notice of any intention to terminate or modify any such relationships.

     Section 5.26 LABOR RELATIONS. Except as set forth in SECTION 5.26 of the Disclosure Schedule, the Company is not a party to any collective bargaining agreement. There are no material controversies pending, or to the knowledge of the Company threatened, between the Company and any of its employees. The Company has not been and is not engaged in any unfair labor practice. There are no unfair labor practices or age, sex, religion or national origin discrimination complaints pending or, to the knowledge of the Company, threatened against the Company before any federal, state or local board, department, commission or agency, nor to the knowledge of the Company, does any basis exist therefor. There are no existing or, to the knowledge of the Company, threatened labor strikes or material disputes, grievances, controversies or other material labor troubles affecting the Company.

     Section 5.27 COMPLIANCE WITH AGREEMENTS. The Company is not in material default under any contract, agreement, lease, indenture, loan agreement or other instrument or agreement to which it is a party or by which the Company or any of its assets is bound, and to the knowledge of the Company, no other party is in material default under any such agreements. All such contracts, agreements, leases, indentures, and loan agreements are valid, binding and enforceable in accordance with their respective terms for the period stated therein.

     Section 5.28 BORROWINGS AND GUARANTEES. Except as and to the extent reflected in SECTION 5.28 of the Disclosure Schedule, there are no notes, mortgages, indentures or other obligations or agreements or other instruments for or relating to any lending or borrowing (including assumed debt) by the Company or to which the Company is a party or to which its properties or assets are subject. Except as disclosed in SECTION
5.28 of the Disclosure Schedule, no indebtedness exists between the Company and any employee, officer, director or shareholder of the Company.

     Section 5.29 DISCLOSURE AND RELIANCE. None of the information, documents, certificates or instruments furnished or to be furnished or the Company or any of its representatives to ConAgra or any of its representatives in connection with this Agreement or otherwise in connection with the transactions contemplated thereby are false or misleading in any material respect or contain any misstatement of fact or omit to state any facts required to be stated to make the statements therein not misleading in any material respect.

     Section 5.30 BROKERS. Other than as disclosed in SECTION 5.30 of the Disclosure Schedule, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF CONAGRA

     ConAgra represents and warrants to the Company as follows:

     Section 6.1 ORGANIZATION AND GOOD STANDING. ConAgra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as it is now being conducted.

     Section 6.2 CORPORATE AUTHORITY. ConAgra has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ConAgra and the consummation by ConAgra of the transactions contemplated hereby have been duly authorized by all necessary corporation action, and no other corporate action on the part of ConAgra is necessary to authorize the execution and delivery by ConAgra of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by ConAgra and constitutes a valid and binding agreement of ConAgra and is enforceable against ConAgra in accordance with its terms.

     Section 6.3 NON-CONTRAVENTION. The execution and delivery by ConAgra of this Agreement do not, and the consummation by ConAgra of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any contract binding upon ConAgra, or result in the creation of any Lien upon any of the properties or assets of ConAgra, (ii) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of ConAgra, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ConAgra or any of its respective properties or assets.

     Section 6.4 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to ConAgra in connection with the execution and delivery of this Agreement by ConAgra or necessary for the consummation of the transactions contemplated hereby.

     Section 6.5. BROKER. No broker, finder or financial advisor retained by ConAgra is entitled to any brokerage, finder's or other fee or commission from ConAgra in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE CLOSING

     Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. Prior to the Closing Date, unless ConAgra shall otherwise agree in writing, the Company shall conduct its business only in the ordinary and usual course consistent with past practice, and the Company shall use its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless ConAgra shall otherwise agree in writing, prior to the Closing Date the Company shall not:

            (a) (i) amend its Articles of Organization, as amended, By-Laws or other organization documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, or (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

            (b) authorize for issuance, issue (except upon the exercise of outstanding Stock Options or Warrants) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

            (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary course of business and consistent with past practice;

            (d) (i) incur, assume or prepay any indebtedness, obligations or liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

            (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any Company Contract in effect on the date hereof;

            (f) authorize or make capital expenditures in excess of $10,000 individually, or in excess of $20,000 in the aggregate;

            (g) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated;

            (h) (i) adopt, enter into, terminate or amend any employee plan, agreement, contract, arrangement or other Company Plan, for the current or future benefit or welfare of any director, officer or employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan;

            (i) make any change in its accounting or tax policies or procedures; or

            (j) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     Section 8.1 ACCESS AND INFORMATION. The Company shall (and shall cause its officers, directors, employees, auditors and agents to) afford to ConAgra and ConAgra's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. If this Agreement is terminated for any reason, ConAgra shall, upon written request from the Company, return to the Company all such reports and other documents which are in its possession.

     Section 8.2 NO SOLICITATION. Prior to the Closing Date, the Company agrees that it shall not, and it shall cause its directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company of the Company or the acquisition of all or any significant part of the assets or capital stock of the Company (an "Acquisition Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any person (other than ConAgra and its representatives) with respect to any Acquisition Transactions, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Provided that the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a financially capable third party, (i) furnish or disclose non-public information to such third party and (ii) negotiate, explore or otherwise communicate with such third party, in each case only if the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its legal and financial advisors, and after receipt of the written opinion of outside legal counsel of such party that failing to take such action would constitute a breach of the fiduciary duties of such Board of Directors, that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to the stockholders of the Company than the transaction which is the subject matter of this Agreement and that failing to take such action would constitute a breach of such Board of Directors fiduciary duties. The Company shall immediately advise ConAgra of the receipt of any inquiries or proposals relating to such Acquisition Transaction. If, prior to the termination of this Agreement, an Acquisition Transaction is proposed, or the Company takes any of the actions described in subparts (i) or
(ii) above, and if this Agreement is terminated (other than as a result of a breach hereof by ConAngra), the Company shall, within three (3) business days following such termination, pay to ConAgra $120,000 by wire transfer of immediately available funds to an account designated by ConAgra.

     Section 8.3  PROXY STATEMENTS; STOCKHOLDER APPROVAL.

            (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law, its Articles of Organization and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby (the "Company Stockholder Meeting"), and, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable action to solicit and obtain such approval.

            (b) The Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to its stockholders as soon as practicable following the date hereof.

     Section 8.4 PUBLIC ANNOUNCEMENTS. ConAgra and the Company shall consult with each other before issuing any press releases or making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or such public statement prior to such consultation and without the other's consent (which shall not unreasonably be withheld).

     Section 8.5 EXPENSES. Each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.


                                   ARTICLE IX

                    CONDITIONS TO CONSUMMATION OF THE CLOSING

     Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligations of each party to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company's shareholders in accordance with applicable law.

            (b) GOVERNMENTAL APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the transactions contemplated hereby illegal or would have a material adverse effect on the Company or would materially impair the operations of the Company, shall have been obtained, shall have been made or shall have occurred.

            (c) NO INJUNCTION. No Governmental Entity or court having jurisdiction over the Company or ConAgra shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Stock Voting Agreement illegal or otherwise prohibiting consummation of the transactions contemplated herein.

     Section 9.2 CONDITIONS TO OBLIGATION OF CONAGRA TO EFFECT THE CLOSING. The obligation of ConAgra to consummate the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions, unless waived in writing by ConAgra:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made at and as of the Closing Date, and ConAgra shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ConAgra shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

            (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, except for the continuation of operating losses experienced by the Company, there shall have been no event or occurrence which has had, or would reasonably be expected to have, a Material Adverse Effect, and ConAgra shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

            (d) LITIGATION. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding against ConAgra or the Company by any person, entity or Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby.

            (e) LIEN TERMINATIONS. The Company shall have terminated of record the following UCC financial statements, each of which is further described on
Section 5.19 of the Disclosure Schedule, including all amendments, assignments and continuations thereof:

                  (i)  File No. 93-15,149, City of Chelsea, Massachusetts;

                 (ii)  File No. 94-15,267, City of Chelsea, Massachusetts;

                (iii)  File No. 166136, Massachusetts Secretary of State;

                 (iv)  File No. 207310, Massachusetts Secretary of State;

                  (v)  File No. 943405, Massachusetts Secretary of State; and

                 (vi)  File No. 948415, Massachusetts Secretary of State.

     Section 9.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions, unless waived in writing by the Company:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ConAgra that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of ConAgra by an authorized officer of ConAgra to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF CONAGRA. ConAgra shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ConAgra by an authorized officer of ConAgra to such effect.


                                    ARTICLE X

                                   TERMINATION

     Section 10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date, whether before or after approval by the stockholders of the
Company:

            (a)   by mutual written consent of ConAgra and the Company;

            (b) by either ConAgra or the Company, if (i) the transactions contemplated herein shall not have been consummated on or before April 1, 1998 or (ii) the stockholders of the Company do not approve this Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this Section 101.(b), the failure of such event to occur shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of such party's obligations under this Agreement);

            (c) by either ConAgra or the Company, if any permanent injunction, order, decree or ruling by any governmental entity or court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall have become final and nonappealable.

            (d) by ConAgra, if (i) there has been a material breach of any of the representations or warranties, covenants or agreements of the Company set forth in this Agreement, or (ii) the Board of Directors of the Company fails to recommend the approval of this Agreement to the Company's stockholders in accordance with Section 8.5(a) hereof.

            (e) by the Company, if there has been a material breach of any of the representations, warranties, covenants or agreements of ConAgra set forth herein.

     Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article X, the transaction contemplated by this Agreement shall be deemed abandoned and this Agreement shall forthwith become void, except that Section 8.2 and Section 10.2 shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any breach of this Agreement.


                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 11.1 INDEMNIFICATION OF CONAGRA BY THE COMPANY. The Company shall, and hereby agrees to, indemnify and hold ConAgra harmless against and in respect to:

            (a) All debts, liabilities and obligations of the Company of any nature, whether accrued, absolute, contingent, or known or unknown on the date hereof, existing or arising on or resulting from events which occurred or failed to occur on or before the date hereof, to the extent not specifically assumed by ConAgra hereunder.

            (b) Any liability, loss, claim, damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Company under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to ConAgra.

            (c) All other actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including, without limitation, attorneys' fees and other out-of-pocket expenses.

     Section 11.2 NOTICE OF CLAIMS. ConAgra agrees to give the Company notice of any and all claims asserted against ConAgra for which indemnification is or may be sought under this Section 11. Such notice shall be given within a reasonable time after receipt of written notice of such claim by ConAgra. Failure to give such notice shall not abrogate or diminish the Company's obligation under this Section 11 if the Company has or receives knowledge of the existence of any such claim by any other means or if such failure does not prejudice the Company's ability to defend such claim.

     Section 11.3 DEFENSE OF CLAIM. In any litigation, administrative proceeding, negotiation or arbitration pertaining to any claim for which indemnification is sought under this Section 11, the Company shall have the right to select legal counsel to represent ConAgra and to otherwise control such litigation, proceedings, negotiations and arbitration. If the Company elects to control such litigation, proceeding, negotiation or arbitration, ConAgra shall at all times have the right to fully participate in the defense at its own expense. If the Company shall, within a reasonable time after notice, fail to defend, ConAgra shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the claim or other matter on behalf, for the account, and at the risk of the Company. If the claim is one that cannot by its nature be defended solely by the Company (including, without limitation, any federal or state tax proceeding) then ConAgra shall make available all information and assistance as the Company may reasonably request, at the Company's expense.


                                   ARTICLE XII

                               GENERAL PROVISIONS

     Section 12.1 AMENDMENT AND MODIFICATION. At any time prior to the Closing, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of ConAgra and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

     Section 12.2 WAIVER. At any time prior to the Closing, ConAgra, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     Section 12.3 SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of ConAgra, on the one hand, and the Company, on the other hand, contained herein or in any certificates or other documents delivered prior to or as of the Closing (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall survive beyond the Closing. The covenants and agreements of the parties hereto shall survive the Closing, without limitation (except for those which, by their terms, contemplate a shorter survival period).

     Section 12.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

     IF TO CONAGRA:             ConAgra, Inc.
                                One ConAgra Drive
                                Omaha, NE 68102
                                Attn:  Senior Vice President-Controller
                                Fax No.: (402) 595-4611

     WITH A COPY TO:            McGrath, North, Mullin & Kratz, P.C.
                                One Central Park Plaza
                                Suite 1400
                                222 South 15th Street
                                Omaha, NE 68102
                                Attn:  Roger W. Wells
                                Fax No.:  (402) 341-0216

     IF TO THE COMPANY, TO:     Original Italian Pasta Products Co., Inc.
                                36 Auburn Street
                                Chelsea, MA 02150
                                Attn:  Paul Stevens, President
                                Fax No.: (617) 884-2563

     WITH A COPY TO:            Gadsby & Hannah LLP
                                225 Franklin Street
                                Boston, MA 02110
                                Attn:  Walter D. Wekstein
                                       Steven M. Shishko
                                Fax No.: (617) 345-7050

     Section 12.5 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto and the Company Disclosure Schedule, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

     Section 12.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and the Company Disclosure Schedule) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.

     Section 12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the provisions thereof relating to conflicts of law.

     Section 12.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 12.10 ASSIGNMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the rights, interests and obligations hereunder shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or otherwise transfer its rights, interests or obligations hereunder without the prior written consent of the other parties hereto. Nothing in this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREFORE, ConAgra and the Company have caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                       ORIGINAL ITALIAN PASTA
                                       PRODUCTS CO., INC.


                                       By: /S/ Paul K. Stevens
                                          --------------------------------------


                                       CONAGRA, INC.


                                       By: /s/ David R. Siemens
                                          --------------------------------------

                       LIST OF EXHIBITS AND SCHEDULES

Exhibit A - Stock Voting Agreement

Exhibit 1.7 - Leases and Contracts

Exhibit 2.5 - Allocation of Purchase Price

Exhibit 4(i) - Paul Stevens Employment Agreement

Exhibit 4(ii) - Mary Connolly-Isberg Employment Agreement

Disclosure Schedule

                                                                      APPENDIX B
                                                                      ----------


                    MASSACHUSETTS GENERAL LAWS, CHAPTER 156B
                       SECTIONS 76 AND 86 TO 98, INCLUSIVE

        76. RIGHTS OF MINORITY STOCKHOLDER, ETC. A stockholder in any corporation which shall have voted to sell, lease or exchange all or substantially all its property and assets, or which shall have adopted any amendment of its articles of organization which adversely affects the rights of such stockholder, who objects to such action, in the manner provided in section eighty-six, shall be entitled, if such sale, lease or exchange shall have been consummated or such amendment shall have become effective, as the case may be, to demand payment for his stock from the corporation and an appraisal thereof in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the corporation shall have the rights and duties and follow the procedure set forth in those sections.

                                       ***

        86. RIGHT OF APPRAISAL. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eight-two and eight-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

        87. NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

        "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts.

        88. NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

        89. DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER. If within twenty days after the date of mailing of a notice under subsection (e) of section eight-two, subsection (f) of section eight-three, or section eight-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

        90. DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

        91. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; PARTIES TO BILL ETC; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

        92. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

        93. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC., COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

        94. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREED ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

        95. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

        96. STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1) A bill shall not be filed within the time provided in section ninety;
        (2)     A bill, if filed, shall be dismissed as to such stockholder; or
        (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

        Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

        97. CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provision of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

        98. ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX C
                                                                      ----------


                      PLAN OF LIQUIDATION AND DISSOLUTION

        1. Original Italian Pasta Products Co., Inc. (the "Corporation"), organized by and under the laws of the Commonwealth of Massachusetts, shall proceed to a liquidation according to the procedure set forth in this Plan.

        2. This Plan shall be approved by the Board of Directors by unanimous consent action or at a meeting called for that purpose.

        3. The Stockholders of said Corporation shall promptly meet, upon a proper call for such meeting, to consider a resolution ratifying the action of the Board of Directors, after having examined this Plan and proposed terms and conditions for the sale of all its assets. The affirmative vote of holders of record, and entitled to vote, of at least two-thirds of all such outstanding shares, shall be necessary to pass the resolution. Upon such approval, this Plan shall be deemed to have been adopted. Notice of the adoption of this Plan shall be given to the Director of Internal Revenue, in the appropriate office, within thirty days thereafter, upon an appropriate form, and to the Commissioner of Revenue of Massachusetts.

        4. Under this Plan, the assets of the Corporation will be distributed to shareholders at such time as may be determined by the Board of Directors.

        5. Upon adoption of this Plan of liquidation and dissolution the Corporation shall nevertheless be continued as a body corporate for three years after the time when its existence is terminated, for the purpose of prosecuting and defending suits by or against it and of enabling it gradually to settle and close its affairs, to dispose of and convey its property to any person and to make distributions to its stockholders of any assets remaining after the payment of its debts and obligations, but not for the purpose of continuing the business for which it was established.

        6. At any time within the period of three years or any permitted extension of such period, the Corporation may petition the Supreme Judicial or Superior Court for leave to distribute the whole or part of its assets to the stockholders entitled thereto, and, after notice by certified or registered mail to the Secretary of State and the Commissioners of Corporations and Revenue and to all known creditors and by publication once a week for three successive weeks in a newspaper of general circulation published in the city or town in which the principal office of the Corporation is located, or in the county if no such newspaper is published in said city or town, the court may, after hearing, upon a finding that the interests of creditors, if any, and those of the Commonwealth, if any, are reasonably protected, enter a decree permitting such distribution.

        7. After the consummation of the sale of the corporate assets under this Plan, the said Corporation shall be dissolved in accordance with the laws of the Commonwealth of

Massachusetts, including the filing of Articles of Dissolution thereunder, and, after the payment of the liabilities of the Corporation, and less any amounts needed to meet claims as meant by Section 337 of the Internal Revenue Code, the balance shall be distributed to the Stockholders in the proportions of their holdings of the total stock issued and outstanding. Such distribution shall be made prior to the expiration of said three year period.

        8. The Officers of the Corporation, so authorized by the Board of Directors, and by law, shall perform such acts as are necessary to carry out the details of this Plan, shall execute, acknowledge and deliver all deeds, bills of sale, and any other documents necessary to transfer the Corporation's assets and to carry out this Plan as hereinbefore set forth.

        9. The Company shall indemnify the directors, officers, employees or agents of the Company against all liabilities and expenses in connection with the liquidation or any other affairs of the Company. In the event the Company's assets are insufficient to satisfy these liabilities and expenses, the shareholders will indemnify the persons entitled to indemnification, but only to the extent that any distributions received by the shareholders exceed the amount which properly should have been distributed to them.


[X]  PLEASE MARK VOTES                  REVOCABLE PROXY
     AS IN THIS EXAMPLE      ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.

SPECIAL MEETING OF STOCKHOLDERS                        1.   To approve the sale of                For   Against  Abstain
   FEBRUARY 5, 1998                                         substantially all of the Company's    [ ]      [ ]     [ ]
                                                            assets pursuant to an Asset
The undersigned hereby appoints Paul K.                     Purchase Agreement with ConAgra,
Stevens as Proxy with the power to appoint                  Inc. and the amendment of the
his substitute, and hereby authorizes him to                Articles of Organization of the
represent and to vote as designated herein                  Company to change the name of the
all the shares of Common Stock of Original                  Company to Pasta Shell, Inc.
Italian Pasta Products Co., Inc. held of
record by the undersigned on January 8, 1998,          2.   To adopt the plan to liquidate        For   Against  Abstain
at the Special Meeting of Shareholders to be                and dissolve the Company, if          [ ]      [ ]     [ ]
held on February 5, 1998 or any adjournment                 Proposal 1 above is approved.
or adjournments thereof.
                                                       3.   In his discretion, the Proxy is authorized to
                                                            vote upon such other business as may properly
                                                            come before the Special Meeting.


                                  -------------------  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
Please be sure to sign and date   Date                 IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
this Proxy in the box below.                           SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY
-----------------------------------------------------  WILL BE VOTED "FOR" PROPOSALS 1 AND 2.




-----------------------------------------------------
Stockholder sign above  Co-holder (if any) sign above


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                        DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.



                                        ORIGINAL ITALIAN PASTA PRODUCTS CO., INC.

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                                                   PLEASE ACT PROMPTLY
                                         SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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